Exhibit 10.12.12

ELEVENTH AMENDMENT TO Loan AND SECURITY AGREEMENT,

WAIVER AND JOINDER

THIS ELEVENTH AMENDMENT TO Loan AND SECURITY AGREEMENT, WAIVER AND JOINDER (this “Amendment”) is made and entered into as of December 15, 2017, by and among INTRICON CORPORATION, a Pennsylvania corporation (“IntriCon”), INTRICON, INC., a Minnesota corporation (“Inc.”, and, together with IntriCon, the “Existing Borrowers”, and each, an “Existing Borrower”), I-MANAGEMENT, LLC, a Minnesota limited liability company (“I-Management”), HEARING HELP EXPRESS, INC., an Illinois corporation (“HHE”, and, together with I-Management, the “New Borrowers”, and, each, a “New Borrower”, and, together with the Existing Borrowers, are herein collectively referred to as the “Borrowers”, and, each, individually, a “Borrower”), and CIBC BANK USA (formerly known as The PrivateBank and Trust Company), an Illinois banking corporation (the “Bank”).

RECITALS:

A.          The Existing Borrowers and the Bank are parties to a certain Loan and Security Agreement dated as of August 13, 2009, as amended by a First Amendment dated as of March 12, 2010, as further amended by a Second Amendment dated as of August 12, 2011, as further amended by a Third Amendment dated as of March 1, 2012, as further amended by a Fourth Amendment dated as of August 6, 2012, as further amended by a Fifth Amendment dated December 21, 2012, as further amended by a Sixth Amendment dated February 14, 2014, as further amended by a Seventh Amendment dated March 31, 2015, as further amended by a Eighth Amendment dated April 15, 2016, as further amended by a Ninth Amendment dated August 15, 2016, and as further amended by a Tenth Amendment dated March __, 2017 (as so amended, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.          I-Management was formed on August 22, 2016 as a wholly-owned subsidiary of IntriCon, and HHE will become a wholly-owned subsidiary of I-Management contemporaneously with the effectiveness of this Amendment. Each New Borrower has requested to be joined to the Loan Agreement as a Borrower, and the Bank has agreed to such joinder of each New Borrower.

C.          The Borrowers have further requested that the Bank waive certain existing Events of Default and amend certain provisions of the Loan Agreement, and the Bank has agreed to so waive such existing Events of Default and to so amend the Loan Agreement upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Waiver. Section 8.2 of the Loan Agreement prohibits any Borrower from forming or otherwise acquiring a new Subsidiary without the prior written consent of the Bank. The Borrowers have informed the Bank that I-Management was formed on August 22, 2016, as a wholly-owned subsidiary of Inc., without prior notice to, or prior consent provided by, the Bank. Such instance of noncompliance constitutes an Event of Default under Section 11.3 of the Loan Agreement (the “Existing Default”). The Borrowers have requested that the Bank waive the Existing Default, and, subject to the full satisfaction of all of the conditions precedent described in Section 4 below, the Bank hereby so waives the Existing Default. Except as expressly provided herein, all provisions of the Loan Agreement remain in full force and effect and this waiver shall not apply to any other or subsequent failure to comply with Section 8.2 or any other provision of the Loan Agreement.

Section 2.          Amendments. Upon satisfaction of the conditions set forth in Section 4 hereof, the Loan Agreement is hereby amended as follows:

(a)          The Loan Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Exhibit A hereto.

(b)          Schedules 6.1, 7.1, 7.6, 7.7, 7.9, 7.12, ,7.19, 7.22, 7.23, 7.27, 7.28, 7.29, 9.1, 9.3, 9.7 and 9.14 to the Loan Agreement are hereby amended and restated in their entirety as set forth on Exhibit B attached hereto.

Section 3.          Joinder.

(a)          Each New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Borrower will be deemed to be a Borrower under the Loan Agreement and each of the other Loan Documents to which the Existing Borrowers are party to and shall have all of the obligations of a Borrower thereunder as if it had executed the Loan Agreement and such other Loan Documents. Each New Borrower acknowledges, agrees and confirms that it has received a copy of the Loan Agreement and the other Loan Documents (in each case as amended pursuant to this Amendment, as applicable). Each New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and such other Loan Documents, including without limitation (a) all of the representations and warranties of the Borrowers set forth in Section 7 of the Loan Agreement and (b) all of the covenants and obligations set forth in Sections 8 and 9 of the Loan Agreement.

(b)          Each New Borrower is, simultaneously with the execution of this Amendment, executing and delivering such documents and instruments securing the Bank’s security interest in such New Borrower’s property, and such other documents and instruments or joinder agreements as requested by the Bank in accordance with the Loan Agreement.

(c)          The address of each New Borrower for purposes of Section 13.17 of the Loan Agreement is the same as the address of the Existing Borrowers as set forth in such Section.

Section 4.    Delivery of Documents. At or prior to the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, the Borrowers shall have satisfied the following conditions and delivered or caused to be delivered to the Bank the following documents each dated such date and in form and substance satisfactory to the Bank and duly executed by all appropriate parties:

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(a)          This Amendment.

(b)          The Term Note.

(c)          The CapEx Note.

(d)          Execution and delivery of a copy of the resolutions of the Board of Directors of each Existing Borrower, duly adopted, which authorize the execution, delivery and performance by such Existing Borrower of this Amendment and the other documents, instruments and agreements set forth in this Section 4 (collectively, the “Amendment Documents”), certified as true and accurate by the Secretary of each Existing Borrower, along with a certification by such Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of such Existing Borrower since true and accurate copies of the same were last delivered and certified to Bank, and that said Articles of Incorporation and Bylaws remain in full force and effect as of the date of this Amendment; and (ii) identifying each officer of such Existing Borrower authorized to execute this Amendment, the other Amendment Documents and any other instrument or agreement executed by such Existing Borrower in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

(e)          Execution and delivery of a copy of the resolutions of the Board of Directors or comparable governing body of each New Borrower, duly adopted, which authorize the execution, delivery and performance by such New Borrower of the Amendment Documents, certified as true and accurate by the Secretary of each New Borrower, along with a certification by such Secretary (i) certifying as to and attaching copies of the true, correct, complete and current Articles of Incorporation or Certificate of Formation, as applicable, and the Bylaws or Limited Liability Company Agreement, as applicable, of such New Borrower; and (ii) identifying each officer of such New Borrower authorized to execute this Amendment, the other Amendment Documents and any other instrument or agreement executed by such New Borrower in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

(f)          A favorable legal opinion letter, dated on or about the date hereof, of counsel to HHE, covering such matters as the Bank may reasonably request (and each Borrower hereby instructs such counsel to deliver such opinion to the Bank).

(g)          A certificate by the Borrowers certifying as to certain factual matters relating to the HHE Acquisition.

(h)          Original stock certificates representing the Pledged Equity Interests, together with duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit C attached hereto.

(i)          An amendment fee paid to the Bank in the amount of $50,000, which fee shall be non-refundable when paid and wholly earned when received.

(d)          Such other documents or instruments as the Bank may reasonably require, including those listed on Exhibit D attached hereto.

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Section 5.          Representations; No Default. Each Borrower represents and warrants that: (a) the representation and warranties contained in Section 7 of the Loan Agreement are true and correct in all material respects, as though made on the date hereof, except to the extent such representation and warranty, by its express terms, relates solely to a prior date, and except that the representations and warranties contained in Section 7.26 of the Loan Agreement shall be true and correct in all material respects, as though made on the date of the financial statements most recently delivered to the Bank pursuant to Section 8.8(a) of the Loan Agreement; (b) such Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by such Borrower in connection herewith; (c) neither this Amendment nor the agreements contained herein contravene or constitute an Unmatured Event of Default or Event of Default under the Loan Agreement or a default under any other agreement, instrument or indenture to which such Borrower is a party or a signatory, or any provision of such Borrower’s Articles of Incorporation or Bylaws or, to the best of such Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Bank; (d) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by such Borrower in connection herewith or the performance of obligations of such Borrower herein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Bank; (e) no events have taken place and no circumstances exist at the date hereof which would give such Borrower grounds to assert a defense, offset or counterclaim to the obligations of such Borrower under the Loan Agreement or any of the other Loan Documents; (f) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which such Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes (as defined in the Loan Agreement); and (g) except as otherwise expressly provided herein, no Unmatured Event of Default or Event of Default has occurred and is continuing under the Loan Agreement.

Section 6.          Affirmation; Further References. The Bank and each Borrower acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement (except as amended by this Amendment) and of each of the other Loan Documents shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement are hereby amended and shall refer to the Loan Agreement as amended by this Amendment.

Section 7.          Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement,

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instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8.          Successors. This Amendment shall be binding upon the Borrowers, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Bank and to the respective successors and assigns of the Bank.

Section 9.         Costs and Expenses. Each Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrowers under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.

Section 10.       Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11.       Counterparts; Digital Copies. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement. A facsimile or digital copy (.pdf) of this signed Amendment shall be deemed to be an original thereof.

Section 12.       Release of Rights and Claims. Each Borrower, for itself and its successors and assigns, hereby releases, acquits, and forever discharges Bank and its successors and assigns for any and all manner of actions, suits, claims, charges, judgments, levies and executions occurring or arising from the transactions entered into with Bank prior to entering into this Amendment whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect which such Borrower may have against Bank.

Section 13.        Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

Section 14.       No Waiver. Except as expressly set forth in Section 1 above, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.

[Remainder of page intentionally blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

EXISTING BORROWERS:	INTRICON CORPORATION,
a Pennsylvania corporation

	By:	/s/ Scott Longval
Name: Scott Longval
Title: Chief Financial Officer

INTRICON, INC.,
a Minnesota corporation

By:	/s/ Scott Longval
Name: Scott Longval
Title: Chief Financial Officer

NEW BORROWERS:	I-MANAGEMENT, LLC,
a Minnesota limited liability company

	By:	/s/ Scott Longval
Name:
Title:

HEARING HELP EXPRESS, INC.,
an Illinois corporation

By:	/s/ Scott Longval
Name:
Title:

[Signature page to Eleventh Amendment to Loan and Security Agreement, Waiver and Joinder]

BANK:	CIBC BANK USA (formerly known as The
PrivateBank and Trust Company),
an Illinois banking corporation

	By:	/s/ Leanne Manning
Name: Leanne Manning
Title: Managing Director

[Signature page to Eleventh Amendment to Loan and Security Agreement, Waiver and Joinder]

EXHIBIT A

TO ELEVENTH AMENDMENT

Conformed Copy of Loan and Security Agreement

EXHIBIT A TO ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of August 13, 2009 (the “Agreement”), is executed by and among INTRICON CORPORATION, a Pennsylvania corporation (“IntriCon”), INTRICON, INC., a Minnesota corporation (“Inc.”), I-MANAGEMENT, LLC, a Minnesota limited liability company (“I-Management”) and HEARING HELP EXPRESS, INC., an Illinois corporation (“HHE”) (each, a “Borrower”; collectively, the “Borrowers”), and CIBC BANK USA, an Illinois banking corporation (the “Bank”).

RECITALS:

A.           The Borrowers desire to borrow funds and obtain other financial accommodations from the Bank.

B.            Pursuant to the Borrowers’ request, the Bank is willing to extend such financial accommodations to the Borrowers under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the parties agree as follows, subject to and upon the following terms and conditions:

AGREEMENTS:

Section 1.              DEFINITIONS.

1.1           Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Account Debtor” means a Person who is obligated on an account.

“Acquisition” shall mean the stock purchase and sale transaction provided for in the Acquisition Documents, pursuant to which IntriCon will purchase 100% of Datrix’s capital stock from the Selling Shareholder.

“Acquisition Agreement” shall mean that certain Stock Purchase Agreement dated August 13, 2009 by and between IntriCon and the Selling Shareholder, providing for the Acquisition.

“Acquisition Documents” means, collectively, the Acquisition Agreement and all other documents, instruments and agreements evidencing or otherwise relating to the stock purchase and sale transaction contemplated by the Acquisition Agreement.

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Bank, any entity administered or managed by the Bank, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Applicable Agreement” shall mean, collectively, (a) any agreement between the Borrowers (or any of them) and United Healthcare and (b) any patent license agreement, strategic license agreement or other agreement, commitment, arrangement or instrument to which, as of any date, the Borrowers (or any of them) is a party or by which any Borrower or any of its properties is bound, including any note, indenture, loan agreement, mortgage, lease, or deed, the performance or non-performance of which, as of such date, could reasonably be expected to have a Material Adverse Effect.

“Applicable Base Rate Margin,” “Applicable LIBOR Rate Margin,” “Applicable LOC Fee” and “Applicable Non-Use Fee” means, as of any date, the applicable per annum rate shown in the applicable column in the table set forth below based on the then applicable Tier associated with the then applicable Leverage Ratio:

		Revolving Loans		Term Loan		CapEx Loan
Tier	Leverage Ratio	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LOC Fee	Applicable Non-Use Fee
I	≥ 3.00 to 1.00	3.50%	0.75%	4.00%	1.25%	4.00%	1.25%	3.50%	0.25%
II	≥ 2.00 to 1.00 and < 3.00 to 1.00	3.00%	0.25%	3.50%	0.75%	3.50%	0.75%	3.00%	0.25%
III	≥ 1.25 to 1.00 and < 2.00 to 1.00	2.75%	0.0%	3.00%	0.25%	3.00%	0.25%	2.75%	0.25%
IV	< 1.25 to 1.00	2.50%	(0.25%)	2.75%	0.0%	2.75%	0.0%	2.50%	0.25%

For purposes of determining the Applicable LIBOR Rate Margin, the Applicable Base Rate Margin, the Applicable LOC Fee, and the Applicable Non-Use Fee, the Leverage Ratio (and applicable Tier) will be determined as of the end of each calendar quarter occurring during the term of this Agreement (the end of each calendar quarter being a “Determination Date”) beginning with the calendar quarter ending June 30, 2015. On the Bank’s receipt of the financial statements required to be delivered to the Bank pursuant to Section 8.8, the Applicable LIBOR Rate Margin, the Applicable Base Rate Margin, the Applicable LOC Fee, and the Applicable Non-Use Fee will be subject to adjustment in accordance with the table set forth above based on the then Leverage Ratio and Tier so long as no Event of Default is existing as of applicable Determination Date or as of the effective date of adjustment. The foregoing adjustment, if applicable, to the Applicable LIBOR Rate Margin, the Applicable Base Rate Margin, the Applicable LOC Fee, and the Applicable Non-Use Fee will become effective for LIBOR Rate Loans requested, the unpaid principal balance of Base Rate Loans outstanding, non-use fees accruing, and fees due with respect to Letters of Credit issued or renewed, on and after the first day of the first calendar month following delivery to the Bank of the financial statements required to be delivered to the Bank pursuant to Section 8.8 until the next succeeding effective date of adjustment pursuant to this Agreement. Each of the financial statements required to be delivered to the Bank must be delivered to the Bank in compliance with Section 8.8. If the Borrowers, however, have not timely delivered their financial statements in accordance with Section 8.8, then, without limiting any of the rights and remedies available to the Bank by reason of such noncompliance, at the Bank’s option, commencing on the date upon which such financial statements should have been delivered in accordance with Section 8.8 and continuing until such financial statements are actually delivered in accordance with Sections 8.8, it shall be assumed for purposes of determining the Applicable LIBOR Rate Margin, the Applicable Base Rate Margin, the Applicable LOC Fee, and the Applicable Non-Use Fee that Tier I and the pricing associated with Tier I will be applicable on the then applicable Determination Date. From the date of the Seventh Amendment to this Agreement to and including the first Determination Date beginning with the calendar quarter ending June 30, 2015, the pricing associated with Tier III will be in effect. From the date of the Eighth Amendment to this Agreement to and including the Determination Date in June 2016, the pricing associated with Tier II will be in effect.

“Asset Disposition” shall mean the sale, lease, assignment or other transfer for value (each a “Disposition”) by any Borrower or any Subsidiary thereof to any Person (other than another Borrower or any Subsidiary thereof) of any asset or right of such Borrower or any Subsidiary thereof (including, the loss, destruction or damage of any thereof or any actual condemnation, confiscation, requisition, seizure or taking thereof), other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within ninety (90) days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business and (c) Dispositions permitted under of Section 6.2 excluding clauses (iii) and (ix) thereof.

“Bank Product Agreements” shall mean those certain agreements entered into from time to time by the Borrowers (or any of them) or any of their respective Subsidiaries with the Bank or any Affiliate of the Bank concerning Bank Products.

“Bank Product Obligations” shall mean, collectively, all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrowers (or any of them) and their respective Subsidiaries to the Bank or any Affiliate of the Bank pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, and their absolute or contingent, due or to become due, now existing or hereafter arising.

“Bank Products” shall mean, collectively, any service or facility extended to the Borrowers (or any of them) and their Subsidiaries by the Bank or any Affiliate of the Bank, including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

“Base Rate” shall mean the higher of (a) the Prime Rate, and (b) the Federal Funds Rate plus 0.5% per annum.

“Base Rate Loan” or “Base Rate Loans” shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Loans that bear interest at the Base Rate plus the applicable margin (if any) specified in Section 2.1(b) or 2.2(b), as applicable.

“Borrowing Agent” shall mean IntriCon.

“Borrowing Base Amount” shall mean:

(a)       an amount equal to eighty-five percent (85%) of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary in the exercise of its commercially reasonable judgment) of all Eligible Accounts of all Borrowers (other than HHE); provided, however, that for all Eligible Accounts for which Medtronic, Inc., United Healthcare or any subsidiary thereof, is the Account Debtor, the foregoing reference to 85% shall be deemed to be 90%; plus

(b)       the lesser of (i) an amount equal to fifty percent (50%) of the lower of cost or market value (after deduction of such reserves and allowances as the Bank deems proper and necessary in the exercise of its commercially reasonable judgment) of all Eligible Inventory of all Borrowers, and (ii) $4,500,000.00.

“Borrowing Base Certificate” shall mean a certificate to be signed by the Borrowing Agent certifying to the accuracy of the Borrowing Base Amount in form and substance satisfactory to the Bank.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

“CapEx Loan” shall have the meaning assigned to such term in Section 2.14.

“CapEx Loan Advance Rate” shall mean a percentage up to 100 % of the original invoice amount of the capital assets acquired in connection with the relevant Qualified Capital Expenditure, as determined by the Bank in its reasonable discretion.

“CapEx Loan Availability Period” means the period from and including the date of the Eleventh Amendment to but excluding the earlier of the date of termination of the CapEx Loan Commitment or the one-year anniversary of the date of the Eleventh Amendment.

“CapEx Loan Commitment” shall mean an amount equal to $2,500,000, it being understood and agreed that in no event shall the aggregate principal amount of all CapEx Loan advances made by the Bank from time to time exceed $2,500,000.

“CapEx Loan Interest Rate” shall mean, with respect to any Loan, the Borrowing Agent’s option from time to time of (i) a per annum rate of interest equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin for the CapEx Loan, or (ii) a floating per annum rate of interest equal to the Base Rate plus the Applicable Base Rate Margin for the CapEx Loan.

“CapEx Loan Maturity Date” means December 15, 2022, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for the CapEx Note.

“CapEx Note” shall mean a term note in the form prepared by and acceptable to the Bank, in the amount of the CapEx Loan Commitment and maturing on the CapEx Loan Maturity Date, duly executed by the Borrowers and made jointly and severally payable to the order of the Bank, together with any and all renewal, extension, modification or replacement notes executed by the Borrowers and delivered to the Bank and given in substitution therefor.

“Capital Expenditures” shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrowers, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) from the proceeds of an Asset Disposition; provided, however, that to the extent that the amounts described in clause (x) of the definition of “EBITDA” are capitalized in accordance with GAAP, the same shall be excluded from the calculation of Capital Expenditures.

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Bank or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by the Bank or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with the Bank, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Bank, or other commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Bank.

“Change in Control” shall mean the occurrence of any of the following events:

(i)       any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting power of all classes of voting stock of IntriCon;

(ii)          IntriCon shall fail to own, with the power to vote, 100% of all outstanding capital stock of Inc.;

(iii)         Occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of IntriCon by Persons who were not (i) directors of IntriCon on the date of the Eleventh Amendment to this Agreement or (ii) nominated or appointed by the board of directors of IntriCon; or

(iv)        Mark S. Gorder shall cease to maintain his position of Chief Executive Officer of IntriCon, or shall otherwise cease to actively manage such day-to-day business activities of IntriCon and a qualified replacement thereof, as reasonably determined by the Bank, has not been obtained within ninety (90) days thereafter.

“Collateral” shall have the meaning set forth in Section 6.1 hereof.

“Collateral Access Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Bank pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by the Borrowers (or any of them) and their respective Subsidiaries, acknowledge the Liens of the Bank and waive any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permit the Bank reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete, inspect, remove and/or sell any collateral stored or otherwise located thereon.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrowers (or any of them) and all such obligations and liabilities of the Borrowers (or any of them) incurred pursuant to any agreement, undertaking or arrangement by which any Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Conversion Date” shall have the meaning set forth in Section 2.14(c).

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Hedging Obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); and (k) as to the Borrowers, all Foreign Overdraft Debt. Notwithstanding the foregoing, Debt shall not include (i) trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person, or (ii) obligations to fund Investments that are permitted under Section 9.3(g).

“Default Rate” shall mean a per annum rate of interest equal to the Prime Rate plus two percent (2%).

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on a the consolidated financial statements of the Borrowers and their Subsidiaries and determined in accordance with GAAP.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is incorporated or otherwise organized under the laws of a state of the United States of America.

“EBITDA” shall mean, for any period, the sum for such period of: (i) Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes, plus (iv) Depreciation, plus (v) non-cash management compensation expense, plus (vi) all other non-cash charges, minus (vii) all non-cash income or gains, in each case to the extent included in determining Net Income for such period, minus (viii) all cash payments made in such period on account of non-cash charges expensed in a prior period, in each case determined on a consolidated basis, plus (ix) without duplication, cash received following the date of the Seventh Amendment to this Agreement from dividends, distributions or interest payments related to any of Borrowers’ joint venture or minority interest Investments permitted under Section 9.3(g), plus (x) to the extent deducted in arriving at Net Income for such period, an amount not to exceed $3,000,000 in the aggregate incurred in respect of a Potential Investment specifically designated by Borrowers in writing to Bank in connection with the Seventh Amendment to this Agreement, plus (xi) to the extent deducted in arriving at Net Income for such period, an amount not to exceed $132,000 in the aggregate for UK moving expenses, plus (xii) to the extent deducted in arriving at Net Income for such period, an amount equal to the lesser of (A) actual transaction costs incurred by the Borrowers in connection with the proposed acquisition of a target entity designated by the Borrowers to the Bank in writing in connection with the Ninth Amendment to this Agreement and (B) $432,000, plus (xiii) the EBITDA add-backs agreed to by the Borrowers and the Bank in writing in connection with the Ninth Amendment to this Agreement, plus (xiv) to the extent deducted in arriving at Net Income for such period, an amount not to exceed $872,000 in the aggregate for losses of HHE incurred during fiscal year ending December 31, 2017.

“Eleventh Amendment” shall mean that certain Eleventh Amendment to Loan and Security Agreement, Waiver and Joinder, dated as of December 15, 2017, by and among the Borrowers and the Bank.

“Eligible Account” and “Eligible Accounts” shall mean, with respect to each Borrower (other than HHE), each Account and all such Accounts (exclusive of sales, excise or other similar taxes) owing to each such Borrower which meets each of the following requirements:

(a)          it is genuine in all respects and has arisen in the ordinary course of the applicable Borrower’s business from (i) the performance of services by the applicable Borrower, which services have been fully performed, acknowledged and accepted by the Account Debtor (provided, however, that up to an aggregate amount of $500,000 of Accounts which are otherwise Eligible Accounts hereunder but arise from a “progress billing” (i.e., the services and/or goods giving rise to such Account have not been fully performed or delivered (as applicable) by the applicable Borrower) shall not be excluded from Eligible Accounts solely by reason of this clause (a)(i) so long as (A) no Event of Default has occurred and is continuing and (B) the Account Debtor with respect to each such Account is Medtronic, Inc., Starkey Laboratories or Smiths Medical) or (ii) the sale or lease of Goods by the applicable Borrower, including C.O.D. sales, which Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to the Account Debtor, and such Borrower or the applicable Subsidiary thereof has possession of, or has delivered to the Bank at the Bank’s request, shipping and delivery receipts evidencing such delivery;

(b)          it is subject to a perfected, first priority Lien in favor of the Bank and is not subject to any other assignment, claim or Lien, subject only to Permitted Liens that do not have priority over the Lien in favor of the Bank;

(c)          it is the valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or to any counterclaim or credit (provided that any Account which is so subject to a counterclaim or credit shall only be deemed ineligible pursuant to this clause (c) to the extent of such counterclaims or credit, so long as such counterclaim or credit does not exceed 25% of such Account and arises in the ordinary course of such Borrower’s business consistent with past practices), or to any trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto except for any such trade or volume discount, allowance, discount, rebate or adjustment that does not exceed 25% of the applicable Account and that is granted in the ordinary course of such Borrower’s business consistent with past practices and reflected and/or disclosed on the original invoice for such Account and/or the Borrowing Base Certificates and other collateral reporting delivered to the Bank, or to any claim by such Account Debtor denying liability thereunder in whole or in part (provided that any Account which is so subject to a partial denial of liability shall only be deemed ineligible pursuant to this clause (c) to the extent of such partial denial, so long as such partial denial does not exceed 25% of such Account and arises in the ordinary course of such Borrower’s business consistent with past practices) and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account; (provided that any Account which is so subject to any refusal to accept or return or offer to return some but not all of such Goods or services shall only be deemed ineligible pursuant to this clause (c) to the extent of such refused or returned Goods or services, so long as such to accept or return or offer to return does not exceed 25% of such Account and arises in the ordinary course of such Borrower’s business consistent with past practices);

(d)          the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States or Canada (other than the province of Quebec), unless (x) such Account is insured pursuant to a policy of credit insurance maintained by Borrowers and issued by an insurer and with deductibles satisfactory to the Bank in the exercise of its commercially reasonable judgment or (y) the sale of goods or services giving rise to such Account is on letter of credit, banker’s acceptance or other credit support terms satisfactory to the Bank in the exercise of its commercially reasonable judgment;

(e)          it is not an Account arising from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, and it is not subject to any other repurchase or return agreement;

(f)           it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the applicable Borrower (or by any agent or custodian of such Borrower) for the account of, or subject to, further and/or future direction from the Account Debtor with respect thereto;

(g)          it has not arisen out of contracts with the United States or any department, agency or instrumentality thereof, unless the applicable Borrower has assigned its right to payment of such Account to the Bank pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Bank) of such assignment has been delivered to the Bank, or any state, county, city or other governmental body, or any department, agency or instrumentality thereof;

(h)          if the applicable Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit as increased by such Borrower from time to time in the exercise of its commercially reasonable judgment;

(i)       if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Bank or, in the case of electronic chattel paper, shall be in the control of the Bank, in each case in a manner satisfactory to the Bank;

(j)           such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) sixty (60) days past the due date thereof, or (ii) one hundred twenty (120) days past the original invoice date thereof, in each case according to the original terms of sale;

(c)          it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or the applicable Borrower is exempt from filing such report and has provided the Bank with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the applicable Borrower for a nominal fee;

(k)          the Account Debtor with respect thereto is not an Affiliate of any such Borrower;

(l)           such Account does not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment thereof by the applicable Borrower to the Bank and is not unassignable to the Bank for any other reason;

(m)         there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or, to Borrower’s knowledge, no condition or event has occurred that could reasonably be expected to have a material adverse effect (as determined by the Bank in its commercially reasonable judgment) on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP;

(n)          it is not owed by an Account Debtor with respect to which twenty five percent (25.00%) or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under any other clause of this definition;

(o)          (i) if the aggregate amount of all Accounts owed by the Account Debtor (other than United Healthcare) thereof exceeds twenty-five percent (25.00%) of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible, or (ii) if the aggregate amount of all Accounts owed by United Healthcare exceeds forty percent (40.00%) of the aggregate amount of all Accounts at such time, then all Accounts owed by United Healthcare in excess of such amount shall be deemed ineligible; and

(p)          it does not violate the negative covenants and does satisfy the affirmative covenants of the applicable Borrower contained in this Agreement, and it is otherwise not unacceptable to the Bank for any other reason as determined by the Bank in the exercise of its commercially reasonable judgment.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Bank at any time hereafter determine in the exercise of its commercially reasonable judgment that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the applicable Borrower.

“Eligible Inventory” shall mean, with respect to each Borrower, all Inventory of the applicable Borrower which meets each of the following requirements:

(a)          it is subject to a perfected, first priority Lien in favor of the Bank and is not subject to any other assignment, claim or Lien, subject only to Permitted Liens that do not have priority over the Lien in favor of the Bank;

(b)       it is salable and not slow-moving, obsolete or discontinued, as determined by the Bank in the exercise of its commercially reasonable judgment;

(c)       it is in the possession and control of the applicable Borrower and it is stored and held in facilities owned by such Borrower or, if such facilities are not so owned, the Bank is in possession of a Collateral Access Agreement with respect thereto (provided that, Inventory maintained at any such facility not owned by Borrower and for which the Bank does not possess a Collateral Access Agreement shall not be deemed ineligible under this clause (c) to the extent the value of such Inventory does not exceed $100,000 at any such facility or $200,000 for all such facilities in the aggregate or to the extent the Bank has established reserves with respect to such location as described in Section 3.1(a)(v));

(d)       it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(e)       it is not subject to any agreement or license which would restrict the Bank’s ability to sell or otherwise dispose of such Inventory;

(f)       it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(g)       it is not “in transit” to applicable Borrower or held by such Borrower on consignment;

(h)       it is not “work-in-progress” Inventory;

(i)       it is not supply items, packaging or any other similar materials, provided that, nothing contained in the foregoing shall be deemed to apply to the applicable Borrower’s raw materials, which shall be Eligible Inventory so long as it complies with all of the other provisions of this definition;

(j)       it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(k)       it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(l)       the Bank shall not have determined in the exercise of its commercially reasonable judgment that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

“Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including those pension, profit-sharing and retirement plans of any Borrower described from time to time in the consolidated financial statements of Borrowers and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by such

Borrower or to which such Borrower is a party or may have any liability or by which such Borrower is bound.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions which are set forth in Section 11 hereof.

“Existing Seller Debt” shall mean all indebtedness and other obligations of RTIE under the promissory note made payable by RTIE in connection with the acquisition by RTIE of Amecon, Inc.

“Federal Funds Rate” shall mean, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank. The Bank’s determination of such rate shall be binding and conclusive absent manifest error.

“Final Payment” means (a) the indefeasible payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon, (b) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Bank of a cash deposit or standby letter(s) of credit in amounts and pursuant to documentation acceptable to the Bank), (c) the payment in full in cash of the accrued and unpaid fees, and (d) the payment in full in cash of all reimbursable expenses and other Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), including without limitation any applicable LIBOR breakage obligations arising under Section 2.4(a) as a result of any such payment of the Loans and any related Hedging Obligations.

“Fixed Charge Coverage Ratio” shall have the meaning set forth in Section 10.3 hereof.

“Foreign Overdraft Debt” shall mean all indebtedness and other obligations of one or more of the Borrowers (and/or any of their respective Subsidiaries) under that certain senior secured line of credit now or hereafter made available by the Oversea-Chinese Banking Corporation Ltd. and any replacement thereof.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Funded Debt” shall mean, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date). For avoidance of doubt and without limiting the generality of the foregoing, as to the Borrowers (and/or any of their respective Subsidiaries), Funded Debt includes Foreign Overdraft Debt, Subordinated Debt evidenced by the Selling Shareholder Note, and Existing Seller Debt.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination (subject to the provisions of Section 1.2 of this Agreement below), provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

“Hazardous Substances” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could reasonably be expected to become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

“HHE” shall mean Hearing Help Express, Inc., an Illinois corporation, which joined as a Borrower under this Agreement pursuant to the Eleventh Amendment.

“HHE Acquisition” shall mean the acquisition by I-Management of the remaining 80% equity interest in HHE held by Better Hearing, LLC, pursuant to the HHE Acquisition Agreement.

“HHE Acquisition Agreement” shall mean the Option Agreement, dated as of October 19, 2016, between Better Hearing, LLC, and I-Management, as supplemented by the letter agreement, dated as of December 15, 2017.

“HHE Seller Note” shall mean the Debt of HHE to Better Hearing, LLC under that certain Second Amended Plan of Reorganization, dated June 6, 2016, In Re Hearing Help Express, Inc., proposed by Seller, in the aggregate amount of $1,869,792.00 in existence prior to the date of the Eleventh Amendment.

“I-Management” shall mean I-Management, LLC, a Minnesota limited liability company, which joined as a Borrower under this Agreement pursuant to the Eleventh Amendment.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Charges” shall mean, with respect to the Borrowers and their Subsidiaries on a consolidated basis, for any period, the sum of: (a) all interest, charges and fees and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (or minus) (c) the net amount paid or payable in cash (or received or receivable in cash) (without duplication) during that period with respect to any Hedging Agreements.

“Interest Period” shall mean successive one, two or three month periods, beginning and ending as provided in this Agreement.

“Investment” shall mean, with respect to any Person, any investment in another Person by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person, other than (a) travel and similar advances to employees in the ordinary course of business, (b) trade accounts payable in connection with the purchase of inventory or services in the ordinary course of business, (c) trade accounts receivable in connection with the sale of inventory or services in the ordinary course of business or (d) shared overhead expenses with Foreign Subsidiaries of the Borrower in the ordinary course of business that do not involve the making of a loan or advance of capital to such Foreign Subsidiary.

“Letter of Credit” and “Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution and delivery by the Borrowing Agent and the acceptance by the Bank of a Master Letter of Credit Agreement and a Letter of Credit Application, as set forth in Section 2.7 of this Agreement.

“Letter of Credit Application” shall mean, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Bank at the time of such request for the type of Letter of Credit requested.

“Letter of Credit Commitment” shall mean, at any time, an amount equal to the lesser of (a) the Revolving Loan Commitment minus the aggregate amount of all Revolving Loans outstanding, (b) the Borrowing Base Amount minus the aggregate amount of all Revolving Loans outstanding, or (c) Two Hundred Thousand and 00/100 Dollars ($200,000.00).

“Letter of Credit Maturity Date” shall mean the date that is twenty five (25) days prior to the Revolving Loan Maturity Date.

“Letter of Credit Obligations” shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which the Borrowers have reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in Section 2.7, and (iv) the portion of any issued but expired or surrendered Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank’s acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

“Leverage Ratio” shall have the meaning set forth in Section 10.2 hereof.

“LIBOR” shall mean a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Bank in its sole discretion), divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Bank’s determination of LIBOR shall be conclusive, absent manifest error.

“LIBOR Loan” or “LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that bear interest at the LIBOR Rate, of which at any time, the Borrowing Agent may identify no more than six (6) advances of the Revolving Loans, CapEx Loan and/or the Term Loan which bear interest at the LIBOR Rate.

“LIBOR Rate” shall mean a per annum rate of interest equal to LIBOR for the relevant Interest Period, which LIBOR Rate shall remain fixed during such Interest Period.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan Documents” shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by the Borrowers (or any of them), or any of their respective Subsidiaries for the benefit of the Bank pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

“Loans” shall mean, collectively, all Revolving Loans, the CapEx Loan and the Term Loan made by the Bank to the Borrowers, in each case under and pursuant to this Agreement.

“Lockbox Agreement” shall have the meaning set forth in Section 3.1 hereof.

“Mandatory Prepayment” shall have the meaning set forth in Section 2.15 hereof.

“Master Letter of Credit Agreement” shall have the meaning set forth in Section 2.7 hereof.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, condition (financial or otherwise) or results of operations of the Borrowers taken as a whole, (b) a material impairment of the ability of the Borrowers taken as a whole to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against the Borrowers (or any of them) of any of the Loan Documents, (iii) the perfection or priority of the Liens on any material portion of the Collateral granted to the Bank under any Loan Document, or (iv) the rights or remedies of the Bank under any Loan Document.

“Net Cash Proceeds” shall mean:

(a)       with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrowers (or any of them) pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrowers (or any of them) to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

(b)       with respect to any issuance of Capital Securities, the aggregate cash proceeds received by the Borrowers (or any of them) pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions and legal, accounting and investment banking fees); and

(c)       with respect to any issuance of Debt, the aggregate cash proceeds received by the Borrowers (or any of them) pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees and legal, accounting and investment banking fees).

“Net Income” shall mean, with respect to the Borrowers and their respective Subsidiaries for any period, the consolidated net income (or loss) of the Borrowers and their respective Subsidiaries for such period as determined in accordance with GAAP, excluding any gains or losses from Asset Dispositions, any extraordinary gains or losses and any gains or losses from discontinued operations.

“Non-Excluded Taxes” shall have the meaning set forth in Section 2.8(a) hereof.

“Note” and “Notes” shall mean, respectively, each of and collectively, the Revolving Note, the CapEx Note and the Term Note.

“Obligations” shall mean the Loans, as evidenced by any Note, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Bank hereunder, any expenses incurred by the Bank hereunder, including without limitation, all liabilities and obligations under this Agreement, under any other Loan Document, any reimbursement obligations of the Borrowers (or any of them) in respect of Letters of Credit, all Hedging Obligations of the Borrowers (or any of them) which are owed to the Bank or any Affiliate of the Bank, and all Bank Product Obligations of the Borrowers (or any of them), and any and all other liabilities and obligations owed by the Borrowers (or any of them), any of their respective Subsidiaries or any other Obligor (individually and collectively) to the Bank from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals, extensions, restatements or replacements of any of the foregoing.

“Obligor” shall mean each Borrower, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to all or any portion of the Obligations.

“Organizational Identification Number” means, with respect to a Borrower, the organizational identification number assigned to such Borrower by the applicable governmental unit or agency of the jurisdiction of organization of such Borrower.

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Permitted Liens” shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings so long as the applicable Borrower(s) shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Borrowers (or any of them) or materially impair the use thereof in the operation of such Borrower’s business and, in each case, so long as the applicable Borrower(s) shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim; (c) Liens described on Schedule 9.2 as of the date of the Eleventh Amendment to this Agreement; (d) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default under Section 11.8 hereof; (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrowers (or any of them); (f) subject to the limitation set forth in Section 9.1(e), Liens arising in connection with purchase money Debt and Capitalized Lease Obligations (and attaching only to the property being purchased or leased); (g) subject to the limitation set forth in Section 9.1(e), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; and (h) Liens granted to the Bank hereunder and under the Loan Documents.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Entities” means, collectively, Inc., HHE, and, until such time that I-Management is dissolved in accordance with Section 8.2 herein, I-Management.

“Pledged Equity Interests” means all of the Capital Securities of the Pledged Entities, in each case now or hereafter owned by IntriCon, together with the certificates or other agreements or instruments, if any, representing or evidencing such Capital Securities, and all options. The term Pledged Equity Interests shall specifically include, but shall not be limited to:

(a)       all capital stock, membership interests, partnership interests, shares or securities representing a dividend on any of the Pledged Equity Interests, or representing a distribution or return of capital upon or in respect of the Pledged Equity Interests, or resulting from a split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Equity Interests; and

(b)       without affecting the obligations of IntriCon or any other Borrower under any provision prohibiting such action hereunder, in the event of any consolidation or merger involving the issuer of any Pledged Equity Interests and in which such issuer is not the surviving entity, all shares of each class of Capital Securities or other equity interest of the successor entity formed by or resulting from such consolidation or merger.

“Potential Investments” means the potential Investments disclosed by Borrowers to Bank in writing in connection with the Seventh Amendment to this Agreement.

“Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its Prime Rate, which is not intended to be the Bank’s lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.

“Qualified Capital Expenditure” shall mean a Capital Expenditure which meets the following requirements:

(a)       the applicable Borrower shall have paid (or shall cause to be paid contemporaneously with the funding of the applicable CapEx Loan), in cash, the full original invoice cost of the capital assets acquired with such Capital Expenditure, and such Borrower shall have provided to the Bank copies of the original invoice and the canceled check for payment or other evidence of payment in full;

(b)       it is made in the ordinary course of such Borrower’s business;

(c)       the capital assets acquired with such Capital Expenditure consist solely of one or more items of equipment which are intended for direct use in such Borrower’s primary business (without limiting the generality of the foregoing, it is expressly understood and agreed that in no event shall Capital Expenditures for such items as computers, telephone systems, office machinery, office equipment, furniture, fixtures, appliances, and other similar equipment constitute “Qualified Capital Expenditures” hereunder);

(d)       no portion thereof consists of any soft costs relating to the acquisition of the applicable capital assets (for purpose hereof the term “soft costs” shall include, but shall not be limited to, all taxes, delivery charges, setup fees, installation costs, insurance and other similar charges and costs);

(e)       no portion thereof has been paid by or financed with any other Person;

(f)       no portion of the capital assets acquired with such Capital Expenditure are located outside of the continental United States;

(g)       the capital assets acquired with such Capital Expenditure are presently in good and workable condition, ordinary wear and tear excepted;

(h)       the capital assets acquired with such Capital Expenditure are not subject to any prior assignment, claim or Lien other than (i) a first priority Lien in favor of the Bank, and (ii) Liens consented to by the Bank in writing;

(i)       the capital assets acquired with such Capital Expenditure comply with the Borrower’s specifications and have been delivered to and accepted by such Borrower;

(j)       there exists no material dispute with respect thereto between the Borrower and the manufacturer or supplier of the capital assets acquired with such Capital Expenditure including, without limitation, warranties or other claims;

(k)       the Bank has determined in its reasonable discretion that the capital assets acquired with such Capital Expenditures are not unacceptable due to age, type, condition or quality; and

(l)       the Capital Expenditure is not made in payment of obligations arising under any Capital Lease, except to the extent such obligations are satisfied in full by such payment and the liability related to such Capital Lease is removed from the Borrower’s balance sheet in accordance with GAAP.

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

“Revolving Interest Rate” shall mean, with respect to any Loan, the Borrowing Agent’s option from time to time of (i) a per annum rate of interest equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin for Revolving Loans, or (ii) a floating per annum rate of interest equal to the Base Rate plus the Applicable Base Rate Margin for Revolving Loans.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by the Bank to the Borrowers (or any of them) under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Revolving Loan Availability” shall mean, at any time, an amount equal to the lesser of (a) the Revolving Loan Commitment minus the Letter of Credit Obligations, or (b) the Borrowing Base Amount minus the Letter of Credit Obligations.

“Revolving Loan Commitment” shall mean Nine Million and 00/100 Dollars ($9,000,000.00).

“Revolving Loan Mandatory Prepayment” shall have the meaning set forth in Section 2.1(c)(ii) hereof.

“Revolving Loan Maturity Date” means December 15, 2022, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.

“Revolving Note” shall mean a revolving note in the form prepared by and acceptable to the Bank, dated as of the date hereof, in the amount of the Revolving Loan Commitment and maturing on the Revolving Loan Maturity Date, duly executed by the Borrowers and made jointly and severally payable to the order of the Bank, together with any and all renewal, extension, modification or replacement notes executed by the Borrowers and delivered to the Bank and given in substitution therefor.

“Selling Shareholder Note” means that certain promissory note dated as of August 13, 2009 in the original principal amount of $1,050,000.00 made payable by IntriCon to the Selling Shareholder, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Selling Shareholder Subordination Agreement” means that certain Subordination Agreement made by the Selling Shareholder in favor of the Bank bearing even date herewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Selling Shareholder” means, Jon V. Barron, an adult individual.

“Senior Debt” shall mean all Debt of the Borrowers other than Subordinated Debt.

“Subject Agreements” shall mean, collectively, (a) that certain Patent License Agreement made effective as of January 1, 1997 by and between IntriCon and K/S HIMPP, a partnership organized and existing under the laws of Denmark, and (b) that certain Strategic Alliance Agreement dated as of October 1, 2008 by and between IntriCon and Dynamic Hearing Pty Ltd, a corporation organized and existing under the laws of Victoria, Australia, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Debt” shall mean, collectively, (a) the Debt evidenced by the Selling Shareholder Note and (b) that portion of the other Debt of the Borrowers (or any of them) which is subordinated to the Obligations in a manner satisfactory to the Bank, including subordination of right and time of payment of principal and interest, priority of collateral security (if any) and remedies enforcement.

“Subordinated Debt Default” means the occurrence of any of the following (or any combination of the following) other than as a result of the operation of the applicable subordination agreement or subordination provisions: (i) a default or breach of or under any of the Subordinated Debt Documents, (ii) any event or circumstance that would become a default or breach on a Subordinated Creditor’s election or would become a default or breach after notice, the lapse of time, or on the satisfaction of any other condition, or all of the foregoing, or (iii) the maturity of the Subordinated Debt without the Subordinated Debt being fully paid, performed and satisfied.

“Subordinated Debt Documents” means, collectively, (i) the Selling Shareholder Note, and (ii) any and all other agreements, instruments, and documents signed or delivered by or on behalf of any Borrower in connection with the Subordinated Debt (other than the Acquisition Documents), as any or all of the foregoing documents, instruments, and agreements are now in effect or, subject to Section 9.16, as at any time after the date of this Agreement amended, modified, supplemented, restated, renewed, extended, or otherwise changed and any documents, instruments, or agreements given, subject to Section 9.16, in substitution of any of them.

“Subsidiary” and “Subsidiaries” shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of any Borrower.

“Tangible Assets” shall mean the aggregate total of all assets appearing on the consolidated balance sheets of the Borrowers prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation) minus the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, Affiliates, officers or employees of the Borrowers.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Term Interest Rate” shall mean, with respect to any Loan, the Borrowing Agent’s option from time to time of (i) a per annum rate of interest equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin for the Term Loan, or (ii) a floating per annum rate of interest equal to the Base Rate plus the Applicable Base Rate Margin for the Term Loan.

“Term Loan” shall have the meaning set forth in Section 2.2 hereof.

“Term Loan Maturity Date” means December 15, 2022, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for the Term Note.

“Term Note” means a term note in the form prepared by and acceptable to the Bank, dated as of the date of the Eleventh Amendment to this Agreement, in the original principal amount of $6,500,000 and maturing on the Term Loan Maturity Date, duly executed by the Borrowers and made jointly and severally payable to the order of the Bank, together with any and all renewal, extension, modification or replacement notes executed by the Borrowers and delivered to the Bank and given in substitution therefor.

“UCC” shall mean the Uniform Commercial Code in effect in the state of Minnesota from time to time.

“Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Voidable Transfer” shall have the meaning set forth in Section 13.21 hereof.

1.2          Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the consolidated financial statements of the

Borrowers on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrowers will be the same after such changes as they were before such changes; and until any such amendment is agreed on and/or if the parties fail to agree on the amendment of such provisions, Borrowers will furnish consolidated financial statements in accordance with such changes, but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. For the sake of clarity, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with the current treatment under generally accepted accounting principles as in effect on the date of this Agreement, notwithstanding any modification or interpretive changes which are made thereto or which may occur thereafter.

1.3           Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.4           Other Interpretive Provisions.

(a)         The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed.

(b)         Section and Schedule references are to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)          The term “including” is not limiting, and means “including, without limitation”.

(d)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)          Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, provided, however, that the foregoing provision shall not limit or otherwise adversely affect any of the Bank’s rights or remedies in the event any such amendments, restatements, supplements or other modifications are prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)           To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

(g)          This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2.              COMMITMENT OF THE BANK.

2.1          Revolving Loans.

(a)          Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of each Borrowing Agent set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as the Borrowing Agent may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrowing Agent may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Revolving Loans shall be used by the Borrowers solely for the purpose of (i) refinancing certain existing Senior Debt, (ii) financing their working capital requirements, (iii) financing certain transaction costs, (iv) financing the HHE Acquisition, and (v) for general corporate purposes.

(b)          Revolving Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the applicable Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are Base Rate Loans, shall be due and payable monthly, in arrears, commencing on September 30, 2009 and continuing on the last day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Revolving Loan Maturity Date. From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Revolving Loans, at the option of the Bank, may accrue at the Default Rate and shall be payable upon demand from the Bank.

(c)          Revolving Loan Principal Payments.

(i)          Revolving Loan Mandatory Payments. All Revolving Loans hereunder shall be repaid by the Borrowers on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans and Letter of Credit Obligations hereunder exceeds the Revolving Loan Availability, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to the Bank as shall be necessary to eliminate such excess.

(ii)         Optional Prepayments. The Borrowers may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance of the Base Rate Loans shall include accrued interest on such Base Rate Loans to the date of such prepayment, and further provided that any prepayment of any LIBOR Rate Loans shall include accrued interest on such LIBOR Rate Loans to the date of such prepayment together with any applicable LIBOR breakage obligations arising under Section 2.4(a) as a result of such LIBOR Rate Loan prepayment.

2.2           Term Loan.

(a)          Term Loan.

(i)         The Bank has made term loans to the Borrowers in accordance with the terms of this Agreement, in connection with the Second Amendment to this Agreement, the Fifth Amendment to this Agreement, the Seventh Amendment to this Agreement and the Eighth Amendment to this Agreement (collectively, the “Prior Term Loans”). Immediately before giving effect to the Eleventh Amendment to this Agreement, the aggregate outstanding principal balance of the Prior Term Loans was $4,500,000 and the Borrowers’ obligation to pay the Prior Term Loans was evidenced by the Third Amended and Restated Term Note of the Borrowers dated April 15, 2016 and payable to the order of the Bank in the original principal amount of $6,000,000 (the “Prior Term Note”).

(ii)        The Bank agrees to make a new term loan to the Borrowers in the amount of $2,000,000 (the “Eleventh Amendment Term Loan”) on the date the conditions precedent to the Eleventh Amendment to this Agreement are satisfied and from and after such date, the Prior Term Loan and the Eleventh Amendment Term Loan will be deemed to be a single term loan in the original principal amount of $6,500,000 and will be referred to as the “Term Loan”. The obligation of the Borrowers to pay the principal of, and interest on, the Term Loan shall be evidenced by the Term Note. The Borrowers will use the proceeds of the Eleventh Amendment Term Loan for the purposes of paying off the HHE Seller Note. The Term Loan may be prepaid in whole or in part at any time subject to Section 2.2(e), but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise accelerated, terminated or extended as provided in this Agreement.

(b)          Term Loan Interest and Payments. Except as otherwise provided in this Section 2.2(b), the principal amount of the Term Loan outstanding from time to time shall bear interest at the applicable Term Interest Rate. Accrued and unpaid interest on that portion of the principal balance of the Term Loan outstanding from time to time which is a Base Rate Loan, shall be due and payable monthly, in arrears, commencing on December 31, 2017 and continuing on the last day of each calendar month thereafter, and on the Term Loan Maturity Date. Accrued and unpaid interest on those portions of the principal balance of the Term Loan outstanding from time to time which are LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Term Loan Maturity Date. From and after maturity, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the Term Loan, at the option of the Bank, may accrue at the Default Rate and shall be payable upon demand from the Bank.

(c)          Term Loan Principal Payments. The outstanding principal balance of the Term Loan shall be repaid in equal quarterly installments of $250,000, payable on the last day of each calendar quarter, commencing with the calendar quarter ending December 31, 2017, and the remaining unpaid principal of the Term Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Term Loan Maturity Date. Principal amounts repaid on the Term Note may not be borrowed again.

(d)          [Reserved].

(e)          Optional Prepayments. The Borrowers may from time to time prepay the Term Loan, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance of the Base Rate Loans shall include accrued interest on such Base Rate Loans to the date of such prepayment, and further provided that any prepayment of any LIBOR Rate Loans shall include accrued interest on such LIBOR Rate Loans to the date of such prepayment together with any applicable LIBOR breakage obligations arising under Section 2.4(a) as a result of such LIBOR Rate Loan prepayment. Any prepayments under this subsection (e) shall be applied against the remaining unpaid installments of the Term Loan principal in the inverse order of their maturity.

2.3          Termination of Commitments. The Borrowers may at any time terminate the Revolving Loan Commitment and the Letter of Credit Commitment upon Final Payment.

2.4          Additional LIBOR Loan Provisions.

(a)          LIBOR Loan Prepayments. If, for any reason, a LIBOR Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of a LIBOR Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all costs, expenses, penalties and charges incurred by the Bank as a result of the early termination or breakage of a LIBOR Loan, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interest Period on the LIBOR Loan prepaid had it not been prepaid, exceeds (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such LIBOR Loan. The amount of any such loss or expense payable by the Borrowers (or any of them) to the Bank under this Section shall be determined in the Bank’s sole discretion based upon the assumption that the Bank funded its loan commitment for LIBOR Loans in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical, provided, however, that the Bank is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on a LIBOR Loan at the LIBOR Rate.

(b)          LIBOR Unavailability. If the Bank determines in its commercially reasonable discretion (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) the making or maintenance of any LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) United States dollar deposits in the principal amount, and for periods equal to the Interest Period for funding any LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (iii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR

Rate to be applicable to the relevant LIBOR Loan, or (iv) the LIBOR Rate does not accurately reflect the cost to the Bank of a LIBOR Loan, the Bank shall promptly notify the Borrowing Agent thereof and, so long as the foregoing conditions continue, none of the Loans may be advanced as a LIBOR Loan thereafter. In addition, at the Borrowing Agent’s option, each existing LIBOR Loan shall be (i) converted to a Base Rate Loan on the last Business Day of the then existing Interest Period or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by each Borrower.

(c)          Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the commercially reasonable discretion of the Bank, make it unlawful for the Bank to make or maintain the LIBOR Loans, then the Bank shall promptly notify the Borrowing Agent and none of the Loans may be advanced as a LIBOR Loan thereafter. In addition, at the Borrowing Agent’s option, each existing LIBOR Loan shall be (i) converted to a Base Rate Loan on the last Business Day of the then existing Interest Period or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by each Borrower.

(d)          LIBOR Indemnity. If any Regulatory Change, or compliance by the Bank or any Person controlling the Bank with any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from the Borrowers to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank’s funding thereof, and the Bank shall determine in its commercially reasonable discretion (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to, or to impose a cost on, the Bank or such controlling Person of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then the Borrowers shall jointly and severally pay to the Bank or such controlling Person, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

2.5          Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrowers hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds. All payments made by the Borrowers hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense.

2.6          Late Charge. If any payment of interest or principal due hereunder is not made within ten (10) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, the Borrowers shall pay to the Bank a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Each Borrower agrees that the damages to be sustained by the Bank for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

2.7          Letters of Credit. Subject to the terms and conditions of this Agreement and upon (i) the execution by the Borrowing Agent and the Bank of a Master Letter of Credit Agreement in form and substance acceptable to the Bank (together with all amendments, modifications and restatements thereof, the “Master Letter of Credit Agreement”), and (ii) the execution and delivery by the Borrowing Agent, and the acceptance by the Bank, in its sole and absolute discretion, of a Letter of Credit Application, the Bank agrees to issue for the account of the applicable Borrower such Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Letter of Credit Commitment and provided further, that no Letter of Credit shall have an expiration date later than the Letter of Credit Maturity Date. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrowers have failed to reimburse the Bank upon the earlier of (i) the Bank’s demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Bank, all Letter of Credit Obligations shall be converted to Revolving Loans consisting of Base Rate Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by each Borrower, for the purpose of cash collateralizing the Letter of Credit Obligations as contemplated by Section 12.10 below. To the extent the provisions of the Master Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.

2.8          Taxes.

(a)       All payments made by the Borrowers (or any of them) under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Bank as a result of a present or former connection between the Bank and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to the Bank with respect to any Non-Excluded Taxes that are attributable to the Bank’s failure to comply with the requirements of Section 2.8(c).

(b)       The Borrowers shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

(c)       At the request of the Borrowing Agent and at the Borrowers’ sole cost, the Bank shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.

(d)       Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowing Agent shall send to the Bank a certified copy of an original official receipt received by the Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence or if any governmental authority seeks to collect a Non-Excluded Tax or Other Tax directly from the Bank for any other reason, the Borrowers shall jointly and severally indemnify the Bank on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Bank.

(e)       The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

2.9          All Loans to Constitute Single Obligation. The Loans and other Obligations shall constitute one general joint and several obligation of the Borrowers, and shall be secured by Bank’s first priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Borrowers (or any of them) to the Bank, subject only to Permitted Liens.

2.10        Borrowing Agency Provisions. Each Borrower hereby irrevocably designates the Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes the Bank to pay over or credit all Loan proceeds in accordance with the request of the Borrowing Agent. Although they are separate legal entities that observe all corporate and organizational formalities consistent with such separateness, the Borrowers are part of one consolidated organization constituting a single economic and business enterprise and share an identity of interests such that any benefit received by any Borrower benefits the other Borrowers. The handling of this credit facility as a co-borrowing facility in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. The Bank shall not incur liability to any Borrower or any other Person as a result thereof. To induce the Bank to do so and in consideration thereof, each Borrower hereby indemnifies the Bank and holds the Bank harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Bank by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by the Bank on any request or instruction from the Borrowing Agent or any other action taken by the Bank with respect to this Section 2.10, except due to willful misconduct or gross negligence of the Bank.

2.11        Obligations Joint and Several. All obligations of the Borrowers hereunder and under the other Loan Documents shall be joint and several. Each Borrower hereby agrees to make payment upon the maturity of the Obligations, whether by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be impaired or otherwise affected by any act or omission of the Bank (other than acts or omissions resulting from the gross negligence or willful misconduct of the Bank) including, without limitation any extension, renewal or forbearance granted by the Bank to any Borrower, any failure of the Bank to pursue or preserve its rights against any Borrower or the release by the Bank of any collateral now or hereafter given as security for all or any part of such obligations.

2.12        Waiver of Subrogation. Subject only to the provisions of Section 2.13 below, each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against any other Borrower or any other Obligor, or against or with respect to any other Borrower’s property (including, without limitation, any property which is collateral for the Obligations), arising from the existence or performance of this Agreement, until repayment in full of the Obligations. In addition, each Borrower hereby expressly waives: (a) notice of the acceptance by the Bank of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing; and (e) any event or conduct or action of any other Borrower, the Bank or any other party that might otherwise constitute a legal or equitable discharge of a surety or guarantor but for this provision, other than payment in full of the Obligations.

2.13        Contribution and Indemnification Among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to (or reimbursement obligations relating to Letters of Credit issued for the account of) another Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of Title 11 of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 2.13 shall be subordinate in right of payment to the prior payment in full of the Obligations.

2.14        CapEx Loan.

(a)          CapEx Loan Commitment. Upon the terms and subject to the conditions set forth in this Agreement, the Bank agrees to make one or more term loans (collectively, the “CapEx Loan”) to the Borrowers during the CapEx Loan Availability Period, in such amounts and at such times as the Borrowers may from time to time request, provided that the Borrower may not request, and the Bank is not obligated to make, more than six CapEx Loan advances during the CapEx Loan Availability Period. With respect to CapEx Loan Advances, (A) each individual CapEx Loan advance may not exceed an amount equal to the CapEx Loan Advance Rate multiplied by the amount of the Qualified Capital Expenditures to be paid with the proceeds of such CapEx Loan advance, (B) until the Conversion Date, the CapEx Loans shall be Base Rate Loans and (C) all CapEx Loan advances in the aggregate may not exceed the CapEx Loan Commitment. The proceeds of the CapEx Loan shall be used by the Borrower solely to pay for Qualified Capital Expenditures. Each CapEx Loan advance made pursuant to this Agreement shall be evidenced by the CapEx Note. The Bank shall enter in its records the amount of the CapEx Loan, the rate of interest and amortization schedule applicable and the payments made on such CapEx Loan, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

(b)          CapEx Loan Interest and Payments. Except as otherwise provided in this Section 2.14, the principal amount of the CapEx Loan outstanding from time to time shall bear interest at the applicable CapEx Loan Interest Rate. Accrued and unpaid interest on the unpaid principal balance of the CapEx Loan outstanding from time to time which are Base Rate Loans, shall be due and payable monthly, in arrears, commencing on the last day of the calendar month in which the initial advance is made pursuant hereto, and continuing on the last day of each calendar month thereafter, and on the CapEx Loan Maturity Date. Accrued and unpaid interest on the unpaid principal balance of the CapEx Loan outstanding from time to time which are LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the initial CapEx Loan is advanced pursuant hereto, on the date of any principal repayment of a LIBOR Loan and on the CapEx Loan Maturity Date, provided, that, until the Conversion Date, all CapEx Loans shall be Base Rate Loans. From and after the CapEx Loan Maturity Date, or after the occurrence and during the continuation of an Event of Default, interest on the outstanding principal balance of the CapEx Loan, at the option of the Bank, may accrue at the Default Rate and shall be payable upon demand from the Bank.

(c)            Conversion Date; Principal Payments.

(i)          CapEx Loan Mandatory Payments. Upon expiration of the CapEx Loan Availability Period (the “Conversion Date”), the Bank will be under no further obligation to make any additional advances of CapEx Loans. From and after the Conversion Date, the outstanding principal of the CapEx Loan shall bear interest at the applicable CapEx Loan Interest Rate, be payable in equal monthly installments sufficient to fully amortize the aggregate principal amount of the then-outstanding CapEx Loan over a period of 60 months beginning on the Conversion Date, and any remaining unpaid principal of the CapEx Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the CapEx Loan Maturity Date. The CapEx Loan may be prepaid in whole or in part at any time subject to Section 2.14(c)(ii) below. Principal amounts prepaid or repaid on the CapEx Loan may not be borrowed again.

(ii)         Optional Prepayments. The Borrowers may from time to time prepay the CapEx Loan, in whole or in part, without any prepayment penalty whatsoever, provided that any prepayment of the entire principal balance of the Base Rate Loans shall include accrued interest on such Base Rate Loans to the date of such prepayment, and further provided that any prepayment of any LIBOR Rate Loans shall include accrued interest on such LIBOR Rate Loans to the date of such prepayment together with any applicable LIBOR breakage obligations arising under Section 2.4(a) as a result of such LIBOR Rate Loan prepayment.

(iii)       Mandatory Prepayments. The Borrowers shall make a prepayment of the outstanding principal amount of the CapEx Loan if required in accordance with Section 2.15.

(d)          CapEx Loan Borrowing Procedures. The Borrowers shall make each request for a CapEx Loan advance in writing in a form approved by Bank and signed by the Borrowing Agent and delivered by hand, facsimile or electronic communication. Each request: (i) shall be delivered to the Bank not later than 12:00 p.m. (Minneapolis time) at least 3 Business Days in advance of the proposed advance; (ii) shall specify the aggregate amount of the requested advance; and (iii) shall specify the date such advance is to be made, which shall be a Business Day.

2.15        Term Loan and CapEx Loan Mandatory Prepayment. The Borrowers shall make a prepayment (the “Mandatory Prepayment”) of the outstanding principal amount of the Term Loan and the CapEx Loan until paid in full upon the occurrence of any of the following events, at the following times and in the following amounts:

(a)          Concurrently with the receipt by the Borrowers (or any of them) of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.

(b)          Concurrently with the receipt by the Borrowers (or any of them) of any Net Cash Proceeds from any issuance of Capital Securities (excluding (A) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program or any issuance of Capital Securities as payment of a stock dividend to the holders of the Capital Securities of IntriCon, and (B) any issuance by a Subsidiary to a Borrower or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

(c)         Concurrently with the receipt by the Borrowers (of any of them) of any Net Cash Proceeds from any issuance of Debt (other than Debt permitted under Section 9.1(e)) in an amount equal to 100% of such net Cash Proceeds.

Any prepayments under this subsection (d) shall be applied, first, against the remaining unpaid installments of the Term Loan principal in the inverse order of their maturity, and, second, to the outstanding unpaid CapEx Loan principal in the inverse order of their maturity.

Section 3.              CONDITIONS OF BORROWING.

3.1          Conditions of Initial Loan. Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make the Term Loan or the initial Revolving Loan, if any of the following conditions shall have occurred:

(a)          Delivery of Documents. The Borrowers (or any of them) shall have failed to deliver to the Bank any of the following, all of which must be satisfactory to the Bank and the Bank’s counsel in form, substance and execution, except to the extent waived by Bank in its sole discretion:

(i)          Loan Agreement. Two copies of this Agreement duly executed by the Borrowers.

(ii)         Revolving Note. A Revolving Note duly executed by the Borrowers, in the form prepared by and acceptable to the Bank.

(iii)        Term Note. A Term Note duly executed by the Borrowers, in the form prepared by and acceptable to the Bank.

(iv)        Master Letter of Credit Agreement. A Master Letter of Credit Agreement prepared by and acceptable to the Bank, duly executed by the Borrowing Agent in favor of the Bank.

(v)        Collateral Access Agreement. Collateral Access Agreements dated as of the date of this Agreement, from the owner, lessor or mortgagee, as the case may be, (other than any Borrower or any of its Subsidiaries) of any real estate whereon any Collateral is stored or otherwise located, in the form prepared by and reasonably acceptable to the Bank.

(b)          Borrowing Base Certificate. A Borrowing Base Certificate in the form prepared by the Bank, certified as accurate by the Borrowing Agent, and dated as of the Business Day immediately preceding the date such Loan is requested to be made.

(c)          Search Results; Lien Terminations. Copies of UCC search reports dated such a date as is reasonably acceptable to the Bank, listing all effective financing statements which name the Borrowers (or any of them), under their present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loans, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as the Bank may reasonably request.

(d)          Organizational and Authorization Documents. Copies of (i) the Articles of Incorporation and Bylaws of each Borrower; (ii) resolutions of the board of directors of each Borrower approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) signature and incumbency certificates of the officers of each Borrower, executing any of the Loan Documents, each of which such Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Bank may conclusively rely on each such document and certificate until formally advised by such Borrower of any changes therein; and (iv) good standing certificates in the state of incorporation of each Borrower and in each other state requested by the Bank.

(e)           Insurance. Evidence satisfactory to the Bank of the existence of insurance required to be maintained pursuant to Section 8.6, together with evidence that the Bank has been named as a lender’s loss payee and as an additional insured on all related insurance policies.

(f)           Lockbox Agreement. The Master Cash Management Service Agreement, duly executed by the Borrowers and the Bank (the “Lockbox Agreement”), in the form prepared by and acceptable to the Bank.

(g)          Subordination Agreement. The Selling Shareholder Subordination Agreement, duly executed by the Selling Shareholder and acknowledged by IntriCon, in form and substance acceptable to the Bank.

(h)          Pledged Equity Interests. Certificates, instruments, agreements, acknowledgements and other documents required by Section 6.12.

(i)           Acquisition. Evidence satisfactory to the Bank that each of the following conditions has been satisfied:

(i)          The Acquisition Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. All material conditions precedent to the Acquisition pursuant to the Acquisition Agreement shall have been satisfied (except to the extent waived with the written consent of the Bank, which consent shall not be unreasonably withheld or delayed). All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Acquisition Agreement or the consummation of the transactions contemplated thereby shall be final and in full force and effect. The Bank shall have received a copy of the Acquisition Agreement and all other Acquisition Documents, certified by a duly authorized officer of IntriCon, dated the date of closing, as true, correct and complete.

(ii)         The Selling Shareholder under the Acquisition Documents has received the Selling Shareholder Note in form and substance acceptable to the Bank.

(j)            Closing Costs. Evidence that the out-of-pocket costs, expenses and fees (including attorneys’ fees) paid or incurred by the Bank in connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents have been (or shall be simultaneously) paid in full.

(k)           Closing Fee. Payment by the Borrowers to the Bank of a wholly earned, non-refundable closing fee in the amount of $143,750.

(l)            Opinion. A favorable opinion, dated on or about the date hereof, of Blank Rome LLP, counsel to Borrowers, covering such matters as the Bank may reasonably request (and each Borrower hereby instructs such counsel to deliver such opinion to the Bank).

(m)          Financial Statements. (i) Audited consolidated financial statements for the Borrowers and their respective Subsidiaries for the fiscal years ending December 31, 2006, December 31, 2007 and December 31, 2008, and (ii) unaudited interim consolidated financial statements for the Borrowers and their respective Subsidiaries for each fiscal month ended after December 31, 2008 but at least thirty (30) days before the date hereof.

(n)          Projections. Consolidated projected income statements, balance sheets and cash flow statements for Borrowers’ fiscal year 2009 prepared by the Borrowers and giving effect to the Loans and the use of proceeds therefrom, and giving effect to the consummation of the Acquisition.

(o)          EBITDA. Evidence that as of June 30, 2009 the Borrowers’ EBITDA (i) for the period of twelve (12) consecutive calendar months then-ended shall be not less than $2,750,000 and (ii) for the period of six (6) consecutive calendar months then-ended shall be not less than $325,000.

(p)          Due Diligence. The Bank shall not be satisfied in any respect with the results of any legal or business related due diligence.

(q)          Appraisals. The Bank shall not have received a field audit examination and appraisals (including appraisals of fixed assets and inventory) requested by the Bank, the results of which are satisfactory to the Bank, in its sole and absolute discretion.

(r)           Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.

(s)          Event of Default. Any Event of Default, or Unmatured Event of Default shall have occurred and be continuing.

(t)          Material Adverse Effect. The occurrence of any event having a Material Adverse Effect upon any Borrower.

(u)          Litigation. Any litigation or governmental proceeding shall have been instituted against any Borrower or any of its officers or shareholders having a Materially Adverse Effect upon such Borrower.

(v)          Representations and Warranties. Any representation or warranty of the Borrowers (or any of them) contained herein or in any Loan Document shall be untrue or incorrect in any material respect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.2          Conditions Precedent to all Loans. The obligation of the Bank to make any Loan and/or issue any Letter of Credit hereunder shall be subject to the following additional conditions precedent (and any request for a Loan shall be deemed a representation by the Borrowers that the following are satisfied):

(a)       Before and after giving effect to such Loan or Letter of Credit, the representation and warranties contained in Section 7 shall be true and correct in all material respects, as though made on the date of such Loan, except to the extent such representation and warranty, by its express terms, relates solely to a prior date, and except that the representations and warranties contained in Section 7.26 shall be true and correct in all material respects, as though made on the date of the financial statements most recently delivered to the Bank pursuant to Section 8.8(a) hereof.

(b)       Before and after giving effect to such Loan, no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

3.3          Additional Conditions Precedent to CapEx Loans. In addition to the conditions set forth in Sections 3.1 and 3.2, the obligation of the Bank to make any advances of the CapEx Loan is subject to the satisfaction of the following additional conditions:

(a)       The Borrowers shall have complied with Section 2.14 of this Agreement.

(b)       The Borrowers shall deliver to the Bank a copy of an invoice, purchase order or purchase agreement for the asset to be acquired, a description of the asset to be acquired and all other documents or agreements as required by the Bank in its sole discretion.

Section 4.              NOTES EVIDENCING LOANS.

4.1          Revolving Note. The Revolving Loans and the Letter of Credit Obligations shall be evidenced by the Revolving Note. At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the joint and several obligations of the Borrowers under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

4.2          Term Note. The Term Loan shall be evidenced by the Term Note. At the time of the disbursement of the Term Loan or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Term Loan advanced hereunder, (ii) any accrued and unpaid interest owing on the Term Loan and (iii) all amounts repaid on the Term Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the joint and several obligations of the Borrowers under the Term Note to repay the principal amount of the Term Loan, together with all interest accruing thereon.

4.3          CapEx Note. The CapEx Loan shall be evidenced by the CapEx Note. At the time of the initial disbursement of a CapEx Loan advance and at each time any additional CapEx Loan advances shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the CapEx Loan advanced hereunder, (ii) any accrued and unpaid interest owing on the CapEx Loan, and (iii) all amounts repaid on the CapEx Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the joint and several obligations of the Borrowers under the CapEx Note to repay the principal amount of the CapEx Loan, together with all interest accruing thereon.

Section 5.              MANNER OF BORROWING.

5.1          Borrowing Procedures. Each Revolving Loan and the Term Loan, or any portion of the Term Loan, may be advanced either as a Base Rate Loan or a LIBOR Loan, provided, however, that at any time, the Borrowing Agent may identify no more than six (6) Revolving Loans or portions of the Term Loan which may be LIBOR Loans. Each advance of the CapEx Loan made during the CapEx Loan Availability Period may only be made as a Base Rate Loan. Each Loan shall be made available to the Borrowers upon any written, verbal, electronic, telephonic or telecopy loan request from the Borrowing Agent which the Bank in good faith believes to emanate from a properly authorized representative of such Borrower, whether or not that is in fact the case. Each such request shall be effective upon receipt by the Bank, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR Loan, the initial Interest Period therefor. The Borrowing Agent shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such LIBOR Loan. The final Interest Period for any LIBOR Loan must be such that its expiration occurs on or before the maturity date of such Loan. A request for a Base Rate Loan must be received by the Bank no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be (i) received by the Bank no later than 11:00 a.m. Chicago, Illinois time, three days before the day it is to be funded, and (ii) in an amount equal to One Hundred Thousand and 00/100 Dollars ($100,000.00) or a higher integral multiple of One Hundred Thousand and 00/100 Dollars ($100,000.00). The proceeds of each Loan shall be made available at the office of the Bank by credit to the account of the Borrowing Agent or by other means requested by the Borrowing Agent and acceptable to the Bank. Without limiting the generality of the indemnity provisions set forth in Section 13.20 below, each Borrower does hereby specifically and irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Bank harmless with respect thereto.

5.2          LIBOR Conversion and Continuation Procedures. Whenever the last day of any Interest Period with respect to any LIBOR Loan would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day. Whenever an Interest Period with respect to any LIBOR Loan would otherwise end on a day of a month for which there is no numerically corresponding day in the calendar month, such Interest Period shall end on the last day of such calendar month, unless such day is not a Business Day, in which event such Interest Period shall be extended to end on the next Business Day. Upon receipt by the Bank of such subsequent notice, the Borrowing Agent may, subject to the terms and conditions of this Agreement, elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loan having an Interest Period expiring on such day for a different Interest Period, or to convert any such LIBOR Loan to a Base Rate Loan. Such notice shall, in the case of a conversion to a Base Rate Loan, be given before 11:00 a.m., Chicago time, on the proposed date of such conversion, and in the case of conversion to a LIBOR Loan having a different Interest Period, be given before 11:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such conversion, specifying: (i) the proposed date of conversion; (ii) the aggregate amount of Loans to be converted; (iii) the type of Loans resulting from the proposed conversion; and (iv) the duration of the requested Interest Period. Absent timely notice of continuation or conversion, each LIBOR Loan shall automatically convert into a Base Rate Loan on the last day of an applicable Interest Period, unless paid in full on such last day. The Borrowing Agent may not elect a LIBOR Rate, and an Interest Period for a LIBOR Loan shall not automatically renew, with respect to any principal amount which is scheduled to be repaid before the last day of the applicable Interest Period, and any such amounts shall bear interest at the Base Rate until repaid.

5.3          Letters of Credit. All Letters of Credit shall bear such application, issuance, renewal, negotiation and other fees and charges as charged by the Bank according to its standard rates as in effect from time to time or otherwise payable pursuant to the Master Letter of Credit Agreement. In addition to the foregoing, each standby Letter of Credit issued under and pursuant to this Agreement shall bear an annual issuance fee equal to the Applicable LOC Fee multiplied by the undrawn face amount of such standby Letter of Credit, payable by the Borrowers prior to the issuance by the Bank of such Letter of Credit and annually thereafter, until (i) such Letter of Credit has expired or has been returned to the Bank, or (ii) the Bank has paid the beneficiary thereunder the full face amount of such Letter of Credit.

5.4          Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, each Borrower hereby authorizes and directs the Bank, at the Bank’s option, to (a) debit the amount of the Obligations to any ordinary deposit account of the Borrowing Agent, or (b) make a Revolving Loan hereunder to pay the amount of the Obligations; provided that, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing and sufficiency availability exists under the Borrowing Base, the Bank shall first make a Revolving Loan under the preceding clause (b) to the extent of such availability before exercising its rights under the preceding clause (a).

5.5          Discretionary Disbursements. The Bank, in its sole and absolute discretion, may immediately upon notice to the Borrowing Agent, disburse any or all proceeds of the Loans made or available to the Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by the Borrowers hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, jointly and severally payable by the Borrowers on demand from the Bank.

Section 6.              SECURITY FOR THE OBLIGATIONS.

6.1          Security for Obligations. As security for the payment and performance of the Obligations, each Borrower does hereby pledge, assign, transfer, deliver and grant to the Bank, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority (subject only to Permitted Liens) security interest in and to any and all property of such Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)          all property of, or for the account of, such Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, Affiliate or Subsidiary of the Bank or any participant with the Bank in the Loans or other Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)          the additional property of such Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of such Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of each such Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)         All Accounts and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower, or rejected or refused by an Account Debtor;

(ii)        All Inventory, including raw materials, work-in-process and finished goods;

(iii)       All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)       All Software and computer programs;

(v)        All Securities, Investment Property, Financial Assets and Deposit Accounts; provided that, notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, any Liens created in favor of Bank hereunder and/or under any other Loan Document in the Capital Securities of any Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia (an “Excluded Foreign Subsidiary”) shall be limited to a Lien on and pledge of no more than 65% of the Capital Securities of such Excluded Foreign Subsidiary if a pledge of more than 65% of such Capital Securities of such Excluded Foreign Subsidiary would, in the reasonable and good faith judgment of Borrower, result in increased tax liability to any Borrower;

(vi)       All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort

Claims described on Schedule 6.1. and General Intangibles, including Payment Intangibles;

(vii)      All Pledged Equity Interests;

(viii)     Without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all of each Borrower’s rights, titles and interests in and to (a) all money, cash, and other funds; (b) all attachments, accessions, parts and appurtenances to, all substitutions for, and all replacements of any and all of each Borrower’s equipment, fixtures and other goods; (c) all of each Borrower’s agreements, as-extracted collateral, tangible chattel paper, electronic chattel paper, health-care-insurance receivables, leases, lease contracts, lease agreements, payment intangibles, proceeds of letters of credit, promissory notes, records, and software; (d) all of each Borrower’s franchises, customer lists, insurance refunds, insurance refund claims, tax refunds, tax refund claims, pension plan refunds, pension plan reversions, patents, patent applications, service marks, service mark applications, trademarks, trademark applications, trade names, domain names (including without limitation, www.intricon.com, www.rti-corp.com, www.rtie.com, www.amecon-magnetics.com and www.ecgrecorder.com) trade secrets, goodwill, copyrights, copyright applications, and licenses; and (e) all royalty fees, franchise payments, or licensing fees or other amounts owing at any time and from time to time to any Borrower pursuant to the franchise agreements or similar documents to which it is a party from time to time.

(ix)        All supporting obligations; and

(x)        All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

provided, however, notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, no Lien or security interest is hereby granted on any Excluded Property and the Collateral shall not include any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein and such property shall then constitute part of the Collateral.

For purposes hereof, “Excluded Property” means, collectively, (i) any voting Capital Securities in excess of 65% of the outstanding voting Capital Securities of any Foreign Subsidiary, (ii) any permit, license, contract or agreement entered into by any Borrower (A) that prohibits or requires the consent of any Person other than any Borrower or its Affiliates which has not been obtained as a condition to the creation by such Borrower of a Lien on any right, title or interest in such permit, license, contract or agreement or any Capital Securities related thereto or (B) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (iii) property owned by any Borrower that is subject to a purchase money Lien or a Capital Lease permitted under this Agreement if the contract or agreement pursuant to which such Lien is granted (or in the document providing for such

Capital Lease) prohibits or requires the consent of any Person other than any Borrower or its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property, and (iv) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

6.2          Possession and Transfer of Collateral; Fixtures. Unless an Event of Default has occurred and is continuing hereunder, the Borrowers shall be entitled to possession or use of the Collateral (other than Instruments or Documents, Tangible Chattel Paper, Investment Property consisting of certificated securities and other Collateral required to be delivered to the Bank pursuant to this Section 6). The cancellation or surrender of any Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations. No Borrower shall sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that Borrowers (or any of them) may (i) sell Inventory in the ordinary course of business; (ii) sell any Cash Equivalent Investments; (iii) sell Equipment which is obsolete, past its useful working life or no longer needed in the conduct of Borrowers’ business, so long as (x) the fair market value of all Equipment disposed of under this clause (iii) shall not exceed $50,000 in any fiscal year and (y) all proceeds of any such distribution of Equipment under this clause (iii), if not earlier used to purchase replacement or additional Equipment within ninety (90) days following the date of such disposition, shall be delivered by Borrowers to the Bank to be applied to the Obligations in accordance with this Agreement; (iv) lease, sublease, license or sublicense Collateral to third parties in the ordinary course of business and not interfering with the business of the Borrowers; (v) dispose of any Account resulting from a compromise or settlement in the ordinary course of business of such Account for less than the full amount thereof in a manner and to an extent substantially consistent with past practices; (vi) dispose of Collateral among Borrowers in the ordinary course of business and for legitimate and lawful business purposes; (vii) settle, surrender, waive or release contract rights or litigation claims in the ordinary course of business; (viii) abandon intellectual property in the ordinary course of business;. Each Borrower hereby represents, warrants and covenants to the Bank that no material portion of the Collateral owned by such Borrower is now or will hereafter become a “fixture” under applicable law; (ix) sell up to $250,000 of Equipment presently owned by RTIE; and (x) [reserved].

6.3          Financing Statements. Each Borrower shall, at the Bank’s request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Bank, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Each Borrower hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of such Borrower that (a) indicate the Collateral (i) is comprised of all assets of such Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Borrower is an organization, the type of organization and any Organizational Identification Number issued to such Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Each Borrower hereby agrees that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement and each Borrower authorizes the Bank to file this Agreement as a financing statement in any jurisdiction. Each Borrower agrees to furnish any such information to the Bank promptly upon request. Each Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Agreement. In addition, each Borrower shall make appropriate entries on its books and records disclosing the Bank’s security interests in the Collateral.

6.4          Additional Collateral. Each Borrower shall pledge, assign or transfer to the Bank immediately upon its demand, such collateral owned by such Borrower which is other than the collateral addressed in Section 6.1 above, as the Bank may from time to time request, should the value of the Collateral, in the Bank’s commercially reasonable discretion, decline, deteriorate, depreciate or become impaired in any material respect, which collateral, when pledged, assigned and transferred to the Bank shall be and become part of the Collateral; provided that, if the additional collateral requested by the Bank which would require the consent of a third-party that is not an Affiliate of any Borrower in order to create a Lien therein, Borrowers shall not be deemed to be in default of this Section 6.4 if such third-party will not grant such consent so long as Borrowers have used all commercially reasonable efforts to obtain such consent. The Bank’s security interests in all of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

6.5          Preservation of the Collateral. The Bank may, but is not required, to take such actions from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if the Bank takes such action as the Borrowing Agent shall reasonably request in writing which is not inconsistent with the Bank’s status as a secured party, but the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Bank’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, and (ii) not extend to matters beyond the control of the Bank, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by a Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrowers shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrowers and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, each Borrower represent to, and covenants with, the Bank that such Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and such Borrower agrees that the Bank shall have no responsibility or liability for informing such Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.6          Other Actions as to any and all Collateral. Each Borrower further agrees to take any other action reasonably requested by the Bank to ensure the attachment, perfection and first priority (subject only to Permitted Liens) of, and the ability of the Bank to enforce, the Bank’s security interest in any and all of the Collateral, including (a) causing the Bank’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the Bank’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the

Bank’s security interest in such Collateral, (c) using all commercially reasonable efforts to obtain governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, it being understood and agreed, however, that any failure to obtain such consents and approvals may (in accordance with clause (e) of the definition of Eligible Inventory) result in decreased availability under the Borrowing Base, (d) using all commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance satisfactory to the Bank, it being understood and agreed, however, that any failure to obtain such waivers may (in accordance with clause (c) of the definition of Eligible Inventory) result in decreased availability under the Borrowing Base, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Each Borrower further agrees to indemnify and hold the Bank harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

6.7          Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrowing Agent shall promptly notify the Bank thereof, and, upon request of the Bank, Borrowers shall use all commercially reasonable efforts to promptly obtain a Collateral Access Agreement, it being understood and agreed, however, that any failure to obtain such Collateral Access Agreement may (in accordance with clause (c) of the definition of Eligible Inventory) result in decreased availability under the Borrowing Base. The Bank agrees with the Borrowers that the Bank shall not give any instructions to such warehouseman or bailee pursuant to such Collateral Access Agreement unless an Event of Default has occurred and is continuing.

6.8          Lockbox Arrangement. Each Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the “Lockbox”) designated by, and under the exclusive control of, the Bank. Pursuant to the Lockbox Agreement, the Borrowing Agent shall establish the Lockbox and an account (the “Lockbox Account”) in the Borrowing Agent’s name with the Bank into which all payments received in the Lockbox shall be deposited, and into which each Borrower will immediately deposit all payments made for Inventory sold by such Borrower or the performance of services by such Borrower, and received by such Borrower in the identical form in which such payments were made, whether by cash or check. If any Borrower, any of its Subsidiaries or any director, officer, employee, or agent of any such Borrower or any such Subsidiary, or any other Person acting for or in concert with such Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, such Borrower, such Subsidiary and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Bank and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lockbox Account. The parties agree that all payments made to such Lockbox and Lockbox Account or otherwise received by the Bank, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, (a) at all times following the occurrence and during the continuance of an Event of Default, will be applied on account of the Revolving Loans in accordance with Section 12.8 of this Agreement, and (b) at all other times, subject to final collection and the Bank’s availability schedule, will be released to the Borrowing Agent’s operating account maintained with the Bank. Each Borrower agrees it shall be jointly and severally liable for all fees, costs and expenses which the Bank incurs in connection with opening and maintaining the Lockbox and the Lockbox Account and depositing for collection by the Bank any check or other item of payment received by the Bank on account of the Obligations. All of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable to the Bank by the Borrowers upon demand, and, until paid, shall bear interest at the Default Rate. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the applicable Borrower or Borrowing Agent to the Bank, and, if that endorsement of any such item shall not be made for any reason, the Bank is hereby irrevocably authorized to endorse the same on such Borrower’s behalf. For the purpose of this Section, each Borrower irrevocably hereby makes, constitutes and appoints the

Bank (and all Persons designated by the Bank for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact (i) to endorse such Borrower’s name upon such items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of such Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to the Lockbox, and also, after the occurrence and during the continuance of an Event of Default any other lockbox or postal box into which any of such Borrower’s mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

6.9          Letter-of-Credit Rights. If any Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Borrower in a face amount of $10,000 or more, such Borrower shall promptly notify the Bank thereof and, at the request and option of the Bank, such Borrower shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Bank of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Bank to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

6.10          Commercial Tort Claims. If any Borrower shall at any time hold or acquire a Commercial Tort Claim seeking damages of $10,000 or more, the Borrowing Agent or such Borrower shall immediately notify the Bank in writing signed by the Borrowing Agent or such Borrower of the details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the Bank, and shall execute any amendments hereto deemed reasonably necessary by the Bank to perfect its security interest in such Commercial Tort Claim.

6.11          Electronic Chattel Paper and Transferable Records. If any Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrowing Agent or the Borrower shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Bank agrees with the Borrowers that the Bank will arrange, pursuant to procedures satisfactory to the Bank and so long as such procedures will not result in the Bank’s loss of control, for the Borrowers to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

6.12         Pledged Equity Interests. With respect to the Pledged Equity Interests, IntriCon hereby agrees as follows:

(a)       IntriCon shall deliver to Bank (i) simultaneously with or prior to the execution and delivery of this Agreement, all certificates representing the Pledged Equity Interests (if any), and (ii) promptly upon the receipt thereof by or on behalf of IntriCon, all other certificates and instruments constituting Pledged Equity Interests. Prior to delivery to Bank, all such certificates and instruments constituting Pledged Equity Interests (or proceeds thereof) shall be held in trust by IntriCon for the benefit of Bank pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 6.12(a) attached hereto.

(b)       If any issuer of Pledged Equity Interests is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Equity Interests is at any time not evidenced by certificates of ownership, then IntriCon shall (i) to the extent permitted by applicable law, record on the equityholder register or the books of the issuer the pledge of the Pledged Equity Interests hereunder, (ii) cause the issuer to execute and deliver to Bank an acknowledgment of such pledge of the Pledged Equity Interests substantially in the form of Exhibit 6.12(b) annexed hereto, and (iii) execute any customary pledge forms or other documents reasonably necessary or appropriate to complete the pledge and give Bank the right and power to transfer such Pledged Equity Interests in accordance with the terms hereof.

(c)       If IntriCon shall receive, by virtue of its being or having been the owner of any Pledged Equity Interests (or any proceeds thereof), any (i) certificate representing Pledged Equity Interests, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Equity Interests or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then IntriCon shall receive such certificate, instrument, option, right or distribution in trust for the benefit of Bank, shall segregate it from IntriCon’s other property and shall deliver it forthwith to Bank in the exact form received together with any necessary endorsement and/or appropriate instruments of transfer or assignment duly executed in blank, substantially in the form provided in Exhibit 6.12(a), to be held by Bank as Collateral and as further collateral security for the Obligations.

Section 7.             REPRESENTATIONS AND WARRANTIES.

To induce the Bank to make the Loans and issue the Letters of Credit, each Borrower makes the following representations and warranties to the Bank, each of which shall survive the execution and delivery of this Agreement:

7.1          Corporate Status. The exact legal name of each Borrower is as set forth in the first paragraph of this Agreement, and no Borrower currently conducts, nor has it during the last five (5) years conducted, business under any other name or trade name, other than those names and trade names listed on Schedule 7.1; and the organizational identification number and principal place of business of each Borrower is set forth on Schedule 7.1. Each Borrower (i) is duly organized and is and shall remain validly existing and in good standing under the laws of its state of organization, and is and shall remain qualified to do business as a foreign corporation under the laws of the jurisdictions listed on Schedule 7.1 and under the laws of each other jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect, and (ii) has and shall maintain all requisite power and authority, corporate or otherwise, to conduct its business, to own its property, to execute, deliver and perform all of its obligations under this Agreement and each of the other Loan Documents, and to grant the Liens on the Collateral provided by it. No Borrower is (a) an “investment company”, (b) an “investment adviser”, or (c) a company “controlled” by an “investment company” as such terms are defined in the Investment

Company Act of 1940, as amended. Other than IntriCon Pte Ltd and IntriCon GmbH, there are no Subsidiaries of any Borrower that are not, themselves, a Borrower hereunder.

7.2          Authorization. Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. IntriCon has the full right, power and authority to enter into the Acquisition Agreement and all of the other Acquisition documents and to perform all of its duties and obligations thereunder. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the organizational documents of any Borrower. All necessary and appropriate action has been taken on the part of each Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

7.3          Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the each Borrower, enforceable against each such Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

7.4          Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by each Borrower in connection with the Loans and/or the Letters of Credit, and the borrowings by each Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the organizational documents of the Borrowers, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Borrower or any of its Subsidiaries or any of their respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries, other than Liens in favor of the Bank created pursuant to this Agreement. Without limiting the generality of the foregoing, the Borrowers specifically represent and warrant to the Bank that the stock purchase and sale transaction contemplated by the Acquisition Documents will be entered into and consummated in accordance with applicable law.

7.5          Ownership of Properties; Liens. No Borrower owns the fee interest in any real property. Each Borrower is the sole owner all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims, other than Permitted Liens.

7.6          Equity Ownership. All issued and outstanding Capital Securities of each Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and in the case of Borrowers other than IntriCon, free and clear of all Liens other than those in favor of the Bank, if any, and all such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as set forth on Schedule 7.6, as of the date of the Eleventh Amendment to this Agreement, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of the Borrowers (or any of them) or any of their respective Subsidiaries. There exists no “adverse claim” within the meaning of Section 9-102 of the UCC with respect to any of the Pledged Equity Interests. No Borrower has any outstanding shares of any class of capital stock or other equity interests which has priority over any other class of capital stock or other equity interests of such Borrower as to dividends or distributions or in liquidation.

7.7          Intellectual Property. Except as set forth on Schedule 7.7, each Borrower owns and possesses or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of such Borrower as presently conducted, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon such Borrower, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does such Borrower know of any valid basis for any such claim.

7.8          Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly in all material respects the financial condition of each Borrower and the results of the operations for each such Borrower as of such date and for the periods indicated, subject in the case of interim financial statements, to the absence of footnotes and to normal year-end accruals. Since the date of the most recent consolidated financial statement submitted by the Borrowers to the Bank, there has been no change in the financial condition or in the assets or liabilities of any Borrower having a Material Adverse Effect on any such Borrower.

7.9          Litigation and Contingent Liabilities. There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the knowledge of any Borrower, threatened, against any Borrower, which, if adversely determined, which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 7.9. Other than any liability incident to such litigation or proceedings, and except as permitted by Section 9.1, no Borrower has any material guarantee obligations, Contingent Liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for, to the extent required by GAAP, in the most recent audited financial statements delivered pursuant to Section 8.8(a) or fully-reflected or fully reserved, to the extent required by GAAP, for in the most recent financial statements delivered pursuant to Section 8.8(b), except for any such obligations or liabilities or transactions entered into after the date hereof and after the date of the most recent financial statements delivered under Section 8.8(a) or Section 8.8(b) and which will be fully reflected or fully reserved for, to the extent required by GAAP, on the next set of financial statements to be delivered by Borrowers under Section 8.8(a) or Section 8.8(b).

7.10         Event of Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Borrower of any of the Obligations hereunder or under any of the other Loan Document, and no Borrower is in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party if the terminations of such contract or agreement and/or failure of the other party or parties to such contract or agreement to perform their obligations under such contract or agreement, would have a Material Adverse Effect.

7.11        Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect, or (b) would constitute an Event of Default or an Unmatured Event of Default. No Borrower is in default under any Applicable Agreement, nor has any Borrower received any notice of breach, termination or acceleration or demand for adequate assurances under any Applicable Agreement that has not been communicated to the Bank.

7.12        Environmental Laws and Hazardous Substances. Except as set forth on Schedule 7.12, no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of any Borrower (whether or not owned by it) in any manner which might reasonably be expected to have a Material Adverse Effect upon any Borrower. Each Borrower will comply in all material respects with all Environmental Laws and will obtain all licenses, permits certificates, approvals and similar authorizations thereunder. Except as could not reasonably be expected to have a Material Adverse Effect, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of each Borrower’s knowledge, threatened. Each Borrower shall notify the Bank in writing in five business days upon receiving actual notice of any investigation, proceeding, complaint, order, directive, claim, or citation and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which might reasonably be expected to have a Material Adverse Effect upon any Borrower. Except as set forth on Schedule 7.12, no Borrower has, to the best of each Borrower’s knowledge, any material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material. Each Borrower further agrees to allow the Bank or its agent access to the properties of such Borrower and its respective Subsidiaries to confirm compliance with all Environmental Laws, and the applicable Borrower shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of such Borrower in order to avoid any non-compliance, with any Environmental Law, at such Borrower’s sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation as is required under applicable Environmental Laws and an estimate of the costs thereof. This Section 7.12 shall constitute the only representations that are made by each Borrower with respect to Environmental Laws and Hazardous Substances.

7.13         Solvency, etc. As of the date hereof, and immediately prior to and after giving effect to the payment of the purchase price under the Acquisition Agreement, the issuance of each Letter of Credit and each Loan hereunder and the use of the proceeds thereof, (a) the fair value of each Borrower’s assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated as required under the Section 548 of the Bankruptcy Code, (b) the present fair saleable value of each Borrower’s assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) each Borrower is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) no Borrower intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) no Borrower is engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

7.14        ERISA Obligations. All Employee Plans of each Borrower meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. Each Borrower has promptly paid and discharged all obligations and liabilities arising under

ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15         Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against any Borrower or, to the best knowledge of each Borrower, threatened, (ii) hours worked by and payment made to employees of any Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, and (iii) no unfair labor practice complaint is pending against any Borrower or, to the best knowledge of each Borrower, threatened before any governmental authority.

7.16        Security Interest. This Agreement creates a valid security interest in favor of the Bank in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Bank or delivery of such Collateral to the Bank, shall constitute a valid, perfected, first-priority security interest in such Collateral except for Permitted Liens.

7.17         Lending Relationship. The relationship hereby created between the Borrower and the Bank is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and no Borrower has relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Bank represents that it will receive any Note payable to its order as evidence of a bank loan.

7.18         Business Loan. The Loans and Letters of Credit, including interest rate, fees and charges as contemplated hereby, (i) are business loans under applicable law, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Minnesota usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, any Borrower or any property securing the Loans or other Obligations.

7.19         Taxes. Each Borrower has timely filed all federal, state and local tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, or are insured against or bonded over to the satisfaction of the Bank, and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. As of the date of the Eleventh Amendment to this Agreement, except as set forth on Schedule 7.19, there is no controversy or objection pending, or to the knowledge of any Borrower, threatened in respect of any tax returns of any Borrower. Each Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

7.20         Compliance with Regulations U and X. No portion of the proceeds of the Loans or Letters of Credit shall be used by any Borrower or any Subsidiary or Affiliate of any Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U or Regulation X as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

7.21        Governmental Regulation. No Borrower, nor any of its Subsidiaries or any other Obligors are, or after giving effect to any loan, will be, (a) subject to regulation under the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money; (b) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a

“holding company”, within the meaning of the Energy Policy Act of 2005 or (c) a “public utility” within the meaning of the Federal Power Act, as amended.

7.22        Bank Accounts. All Deposit Accounts and operating bank accounts of each Borrower are located at the Bank and no Borrower has other Deposit Accounts except those listed on Schedule 7.22 attached hereto and those opened after the date hereof in accordance with Section 9.12 of this Agreement below.

7.23        Place of Business. The principal places of business and books and records of each Borrower is set forth on Schedule 7.1, and the location of all Collateral, if other than at such principal places of business, is as set forth on Schedule 7.23 attached hereto and made a part hereof, and as updated from time to time pursuant to the following sentence. Each Borrower or the Borrowing Agent shall promptly notify the Bank of any change in such locations. No Borrower will remove or permit the Collateral to be removed from such locations without at least sixth (60) days prior written notice to the Bank in connection with the establishment of a new business location by Borrowers within the United States as contemplated by and in accordance with the previous sentence, except for transfers from one Collateral location of Borrowers disclosed to the Bank to another disclosed Collateral location of Borrowers and for Collateral sold in compliance with Section 6.2 of this Agreement, it being understood and agreed, however, that any such relocation may (in accordance with clause (c) of the definition of Eligible Inventory) result in decreased availability under the Borrowing Base unless the Borrowers have delivered to the Bank a Collateral Access Agreement covering such new location.

7.24        Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Borrowers (or any of them) to the Bank for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrowers (or any of them) to the Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Bank that any projections and forecasts provided by the Borrowers (or any of them) are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

7.25       [RESERVED]

7.26       Internal Controls.

(a)       IntriCon has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), which (i) are designed to ensure that material information relating to the Borrowers is made known to IntriCon’s principal executive officer and its principal financial officer or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as a date within ninety (90) days prior to the filing of such Borrower’s most recent annual or quarterly report filed with the Securities Exchange Commission; and (iii) are effective in all material respects to perform the functions for which they were established;

(b)       Based on the evaluation of its internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f), such Borrower is not aware of (i) any material weakness in the design or operation of internal control over financial reporting which are reasonably likely to have a material adverse effect on IntriCon’s ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in such Borrower’s internal control over financial reporting; and

(c)       Since the date of the most recent evaluation of its internal control over financial reporting, as defined above, there have been no changes in internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

7.27          Insurance. Schedule 7.27 correctly describes all of the insurance policies maintained by Borrowers as of the date hereof, including the carriers thereof, and the types of coverage and insured amounts covered thereby.

7.28          Pledged Equity Interests. All of the Pledged Equity Interests are duly authorized and validly issued capital stock or membership interests (as applicable) of the applicable Pledged Entity, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All of the Pledged Equity Interests were issued pursuant to a valid exemption from the registration requirements of the Securities Act of 1933, as amended, and fully comply with any and all applicable state securities laws. No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Pledged Equity Interests is required either (i) for the pledge of the Pledged Equity Interests made by IntriCon hereunder or for the granting of the security interest therein by IntriCon pursuant to this Agreement, or (ii) for the exercise by Bank of its rights and remedies hereunder with respect to the Pledged Equity Interests (except as may be required by laws affecting the offering and sale of securities). This Agreement creates a valid security interest in favor of Bank in the Pledged Equity Interests. The taking of possession by Bank of the certificates (if any) evidencing the Pledged Equity Interests will perfect and establish the first priority of Bank’s security interest in such certificated Pledged Equity Interests. The filing of a UCC Financing Statement describing the Pledged Equity Interests with the Secretary of State of Pennsylvania will perfect the Bank’s security interest in any uncertificated Pledged Equity Interests, and furthermore, the execution of a written agreement by the issuer of each such uncertificated Pledged Equity Interest that it will comply with instructions originated by the Bank with respect to any such uncertificated Pledged Equity Interests issued by it without further consent by IntriCon will establish “control” (as defined in the UCC) by the Bank over any such uncertificated Pledged Equity Interest and perfect and establish the first priority of Bank’s security interest in such uncertificated Pledged Equity Interests. No action other than obtaining possession of the certificates representing all certificated Pledged Equity Interests and obtaining “control” over all uncertificated Pledged Equity Interests as described in the foregoing sentences is necessary to perfect or otherwise protect the Bank’s security interest in the Pledged Equity Interests.     Schedule 7.28 attached hereto sets forth a statement of the authorized, issued and outstanding capital stock of the Pledged Entities and, the owners of such capital stock. None of the issued and outstanding capital stock of the Pledged Entities that are owned by IntriCon are subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such capital stock.

7.29          [Intentionally Omitted]

Section 8.              AFFIRMATIVE COVENANTS.

8.1          Compliance with Bank Regulatory Requirements; Increased Costs. If the Bank shall reasonably determine that any Regulatory Change, or compliance by the Bank or any Person controlling the Bank with any request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the Bank’s or such controlling Person’s capital as a consequence of the Bank’s obligations hereunder or under any Letter of Credit to a level below that which the Bank or such controlling Person could have achieved but for such Regulatory Change or compliance (taking into consideration the Bank’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material or would otherwise reduce the amount of any sum received or receivable by the Bank under this Agreement or under any Note with respect thereto, then from time to time, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Borrowers shall pay directly to the Bank or such controlling Person such additional amount as will compensate the Bank for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which the Bank first made demand therefor.

8.2          Borrowers’ Existence. Each Borrower shall at all times (a) preserve and maintain its existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (c) continue as a going concern in the business which such Borrower is presently conducting. If any Borrower does not have an Organizational Identification Number and later obtains one, such Borrower shall promptly notify the Bank of such Organizational Identification Number. No Borrower shall form or otherwise acquire a new Subsidiary without the prior written consent of the Bank. Notwithstanding anything to the contrary in this Section 8.2, I-Management may be dissolved or merged with and into Inc., provided that the surviving entity is Inc., within 180 days after the date of the Eleventh Amendment to this Agreement, provided that, (i) at the time thereof and immediately after giving effect thereto, no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) the Borrowers shall provide evidence to the Bank of such dissolution of I-Management, or its merger with and into Inc., as applicable, promptly after effectiveness thereof. If I-Management is neither dissolved nor merged with and into Inc. pursuant to the foregoing sentence, then the Borrowers shall promptly deliver to the Bank an executed written operating agreement for I-Management, in form and substance satisfactory to the Bank in its sole discretion.

8.3          Compliance With Laws. Each Borrower shall use the proceeds of the Loans and Letter of Credit for the purposes permitted in Sections 2.1(a) and 2.2(a) (as applicable) and not in contravention of any requirements of law (except to the extent no Material Adverse Effect would result from any such contravention) and not in violation of this Agreement, and shall comply, and cause each Subsidiary to comply, in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, each Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls any Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans or Letters of Credit to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended. The

Acquisition shall be consummated in accordance with the terms and conditions of the Acquisition Documents and all applicable laws.

8.4          Payment of Taxes and Liabilities. The Borrowers jointly and severally agree to pay, and cause each Subsidiary to pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property other than Permitted Liens; provided that the foregoing shall not require the Borrowers (or any of them) or any respective Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

8.5          Maintain Property. Each Borrower shall at all times maintain, preserve and keep its plant, properties and Equipment, including any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

8.6          Maintain Insurance. Each Borrower shall at all times maintain, and cause each Subsidiary to maintain, with insurance companies reasonably acceptable to the Bank, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers’, public and professional liability risks and business interruption, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Bank. Each Borrower shall furnish to the Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by such Borrower, which shall be reasonably acceptable in all respects to the Bank. Each Borrower shall cause each issuer of an insurance policy to provide the Bank with an endorsement (i) showing the Bank as mortgagee and loss payee with respect to each policy of property or casualty insurance and naming the Bank as an additional insured with respect to each policy of liability insurance; and (ii) providing that thirty (30) days notice will be given to the Bank prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy. Each Borrower shall execute and deliver to the Bank a collateral assignment, in form and substance satisfactory to the Bank, of each business interruption insurance policy maintained by such Borrower.

In the event any Borrower either fails to provide the Bank with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by such Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Bank deems advisable. This insurance coverage (a) may, but need not, protect such Borrower’s interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, such Borrower in connection with such property, including the Collateral. Such Borrower may later cancel any such insurance purchased by the Bank, but only after providing the Bank with evidence that such Borrower has obtained the insurance coverage required by this Section. If the Bank purchases insurance for the Collateral, such Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance such Borrower may be able to obtain on its own.

8.7          ERISA Liabilities; Employee Plans. Each Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without material liability to such Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Bank immediately upon receipt by such Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Bank of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

8.8          Financial Statements. Each Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of such Borrower, including:

(a)       promptly when available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of (i) the annual audited consolidated financial statements of Borrowers and their Subsidiaries, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and certified, without adverse reference to going concern value and without qualification, by Baker Tilly Virchow Krause LLP, or another independent auditor of recognized standing selected by the Borrowers and reasonably acceptable to the Bank and (ii) a consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of each of its fiscal years and consolidating statements of earnings and cash flows for the Borrowers and their Subsidiaries for each of its fiscal years, certified by each Borrower’s treasurer or chief financial officer on behalf of such Borrower as fairly presenting in all material respects the financial condition and results of operation of the Borrowers and their consolidated Subsidiaries for the period covered thereby;

(b)       promptly when available, and in any event, within thirty (30) days following the end of each calendar month (or in the case of any month that is the last month in a fiscal quarter, forty-five (45) days), other than the last fiscal month in any fiscal year, a copy of the consolidated and consolidating balance sheets, income statement and cash flow statement of the Borrowers and their respective Subsidiaries for the calendar month then ended and such other information (including nonfinancial information) as the Bank may reasonably request, in reasonable detail, prepared and certified by each Borrower’s treasurer or chief financial officer on behalf of such Borrower as fairly presenting in all material respects the financial condition and results of operation of the Borrowers and their consolidated Subsidiaries for the period covered thereby;

(c)       within ten (10) days after the filing due date (as such date may be extended in accordance with properly granted extensions) each year, a signed copy of the complete federal and state income tax returns filed with the Internal Revenue Service and applicable state taxing authorities by each Borrower; and

(d)       promptly after the sending or filing thereof, copies of all regular and periodic reports which any Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

No change with respect to such accounting principles shall be made by the Borrowers (or any of them) without giving prior notification to the Bank. Each Borrower represents and warrants to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter fairly present in all material respects and will fairly present in all material respects the financial condition of such Borrower in accordance with GAAP, subject in the case of interim statements to the absence of footnotes and to normal year-end adjustments.

8.9          Management Letters; Supplemental Financial Statements. Each Borrower shall immediately upon receipt thereof, provide to the Bank copies of management letters and other interim and supplemental reports if any, submitted to such Borrower by independent accountants in connection with any annual, interim or special audit or review of the books of such Borrower.

8.10        Borrowing Base Certificate. The Borrowing Agent shall, within thirty (30) days after the end of each month, deliver to the Bank a Borrowing Base Certificate dated as of the last Business Day of such month, certified as true and correct by an authorized representative of the Borrowing Agent and acceptable to the Bank in its sole and absolute discretion; provided, however, at any time an Event of Default exists, the Bank may require the Borrowing Agent to deliver Borrowing Base Certificates more frequently.

8.11        Aged Accounts Schedule. The Borrowing Agent shall, within thirty (30) days after the end of each month, deliver to the Bank a consolidated aged schedule of the Accounts of each Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by such Borrower’s treasurer or chief financial officer.

8.12        Inventory Reports. The Borrowing Agent shall, within thirty (30) days after the end of each month, deliver to the Bank a consolidated inventory report, certified as accurate by each Borrower’s treasurer or chief financial officer, and within each such time as the Bank may reasonably specify, such other schedules and reports as the Bank may require.

8.13        Covenant Compliance Certificate. The Borrowers shall, contemporaneously with the furnishing of the annual and quarterly financial statements pursuant to Sections 8.8(a) and 8.8(b), deliver to the Bank a duly completed compliance certificate (in substantially the form attached hereto as Exhibit 8.13), dated the date of such financial statements and certified as true and correct by an appropriate officer of each Borrower, containing a computation of each of the financial covenants set forth in Section 10 and stating that no Borrower has become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.

8.14          Collateral Inspections; Field Audits. Each Borrower shall permit the Bank to inspect the Inventory, other Tangible Assets and/or other business operations of such Borrower and each Subsidiary, to perform appraisals of the Equipment of such Borrower and each Subsidiary, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must disclose compliance by Borrowers with all of the terms and provisions of this Agreement and not disclose the existence of any Event of Default. All such inspections or audits by the Bank shall be at such Borrower’s sole expense, provided, however, that so long as no Event of Default or Unmatured Event of Default exists, such Borrower shall not be required to reimburse the Bank for more than one (1) inspection or audit each fiscal year.

8.15          Other Reports. Each Borrower shall, within such period of time as the Bank may specify, deliver to the Bank such other schedules and reports as the Bank may reasonably require.

8.16          Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and place a legend, in form and content acceptable to the Bank, on all Chattel Paper created by such Borrower indicating that the Bank has a Lien in such Chattel Paper. IntriCon shall cause each issuer of Pledged Equity Interests to mark its books and records to reflect the security interest granted to the Bank pursuant to this Agreement.

8.17          Intellectual Property. Each Borrower shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore or as hereafter conducted by it.

8.18          Notice of Proceedings. Each Borrower, promptly upon becoming aware, shall give written notice to the Bank of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by such Borrower to the Bank which has been instituted or, to the knowledge of such Borrower, is threatened against such Borrower or any of its Subsidiaries or to which any of their respective properties is subject which might reasonably be expected to have a Material Adverse Effect.

8.19          Notice of Event of Default or Material Adverse Effect. Each Borrower shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect. Without limiting the generality of the foregoing, each Borrower specifically agrees that is will notify Bank in writing, within five (5) Business Days after the earlier of when a Borrower learns, or is notified of the occurrence, of any material breach by such Borrower of, a notice of termination or acceleration, or any demand for adequate assurances under, any Applicable Agreement to which such Borrower is a party.

8.20          Environmental Matters. If any release or threatened release or other disposal, in each case not in compliance with applicable Environmental Laws of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Borrower or any of its Subsidiaries, the applicable Borrower shall, or shall cause the applicable Subsidiary to, comply with applicable Environmental Laws with respect to any non-compliance. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each Subsidiary to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of such Borrower or any respective Subsidiary of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, each Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

8.21          [RESERVED]

8.22          Banking Relationship. Each Borrower covenants and agrees, at all times during the term of this Agreement, to utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service.

8.23          Non-Use Fee. Each Borrower jointly and severally agrees to pay to the Bank a non-use fee, (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and (C) payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 2017, and on the Revolving Loan Maturity Date, equal to: the Applicable Non-Use Fee multiplied by the sum of (a) (i) the Revolving Loan Commitment, minus (ii) the sum of (1) the daily average of the aggregate principal amount of all Revolving Loans outstanding, plus (2) the daily average of the aggregate amount of the Letter of Credit Obligations, and (b) during the CapEx Loan Availability Period, the CapEx Loan Commitment minus the daily average of the aggregate principal amount of the CapEx Loan outstanding, in each case as of each date of determination.

8.24          Interest Rate Protection. Each Borrower agrees to enter into, not later than forty-five (45) days after the date hereof, a Hedging Agreement with a term of at least three (3) years on an ISDA standard form to hedge the interest rate with respect to not less than $1,000,000 of the Loans, in form and substance reasonably satisfactory to the Bank.

8.25          Annual Projections. Promptly when available and in any event not later than thirty (30) days prior to the end of the fiscal year of Borrowers, IntriCon shall furnish to Bank detailed projections for the next fiscal year setting forth projected income and cash flow for each month, the monthly operating budget, the monthly balance sheet, and the monthly borrowing availability of Borrowers, all on a consolidated basis, accompanied by a certificate of IntriCon’s chief financial officer, countersigned by such Borrower’s chief executive officer, stating (a) the assumptions on which the projections were prepared, (b) that the assumptions, except as otherwise noted, were prepared on a consistent basis with the operation of Borrowers’ business during the immediately preceding fiscal year and with factors known to exist as of the date of the certificate or reasonably anticipated to exist during the periods covered by the projections, and (c) that the officers signing the certificate have no reason to believe that the projections are incorrect or misleading in any material respect.

8.26       [RESERVED]

Section 9.             NEGATIVE COVENANTS.

9.1          Debt. No Borrower shall, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)       the Obligations under this Agreement and the other Loan Documents;

(b)       obligations of the Borrowers (or any of them) for Taxes, assessments, municipal or other governmental charges;

(c)       obligations of the Borrowers (or any of them) for accounts payable, other than for money borrowed, incurred in the ordinary course of business;

(d)       Hedging Obligations incurred in favor of the Bank or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(e)       purchase money Debt and Capitalized Lease Obligations incurred to acquire Equipment or other fixed assets, whether payable currently or in the future, provided that the amount of such Debt incurred shall not exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in the aggregate for any calendar year, provided that Equipment or other fixed assets financed with a CapEx Loan made in accordance with this Agreement shall be permitted under this clause (e) but excluded from the limitations herein;

(f)        Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(g)       Debt incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(h)       guarantees by any Borrower(s) in respect of the Debt or other obligations of any other Borrower(s) so long as, in the case of Debt, such Debt so guaranteed is otherwise permitted under this Section 9.1; and

(i)       Subordinated Debt.

9.2          Encumbrances. No Borrower shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of any Borrower, whether owned at the date hereof or hereafter acquired, except for Permitted Liens and Liens in favor of Bank to secure the Obligations. Without limiting the generality of the foregoing, each Borrower specifically agrees that it will not pledge to any Person other than the Bank, or otherwise permit to exist any Lien against, any of its capital stock or other equity interests (if any) in IntriCon Pte Ltd or IntriCon GmbH. Notwithstanding the foregoing, no Lien (other than in favor of the Bank) may at any time attach to any Borrower’s (1) Accounts, other than those permitted under clauses (a) and (d) of the definition of Permitted Liens, or (2) Inventory, other than those permitted under clauses (a), (b) and (d) of the definition of Permitted Liens.

9.3          Investments. No Borrower shall, either directly or indirectly, make or have outstanding any Investment, except:

(a)       equity Investments by any Borrower in any other Borrower;

(b)      guarantees by Borrower(s) of the Debts or other obligations of other Borrower(s) permitted under Section 9.1(h) above;

(c)       Cash Equivalent Investments;

(d)       Equity and/or debt securities issued by any Account Debtors of Borrowers in the settlement of delinquent Accounts in the ordinary course of business consistent with past practices or in the course of any proceedings regarding such Account Debtors under the Bankruptcy Code in satisfaction of Borrowers’ claims against such Account Debtors;

(e)       Investments listed on Schedule 9.3 as of the date of the Eleventh Amendment to this Agreement, including Investments in the Foreign Subsidiaries of Borrowers existing as of the date of the Eleventh Amendment to this Agreement;

(f)       Investments permitted under Section 9.7; and

(g)       other Investments in businesses related to the core business activities of the Borrowers (including Investments in the Foreign Subsidiaries of Borrowers) made on or after the date of the Eleventh Amendment to this Agreement, provided that (i) immediately before and immediately after giving effect to any such Investment, no Unmatured Event of Default or Event of Default shall have occurred and be continuing and (ii) the aggregate amount of such Investments (net of all repayments, returns of capital, interest payments, dividends and distributions received after the date of the Eleventh Amendment to this Agreement) permitted pursuant to this clause (g) shall not exceed $4,000,000 at any time;

provided, however, that any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

9.4          Transfer; Merger; Sales. No Borrower shall, nor permit any Subsidiary to, whether in one transaction or a series of related transactions, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Borrower into any other Borrower; and (ii) any such purchase or other acquisition by any Borrower of the assets or equity interests of any other Borrower, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), except for asset dispositions permitted pursuant to Section 6.2, or (c) sell or assign, with or without recourse, any receivables.

9.5          Issuance of Capital Securities. No Borrower shall and shall not permit any Subsidiary to, issue any Capital Securities other than (a) any issuance of shares of the such Borrower’s common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, (b) any issuance of Capital Securities by a Subsidiary to the applicable Borrower or another Subsidiary to such Borrower in accordance with Section 9.6 and (c) any issuance of common stock by IntriCon provided that a mandatory prepayment in the amount of the Net Cash Proceeds of such common stock is made if and to the extent required by Section 2.15.

9.6          Distributions. No Borrower shall and shall not permit any Subsidiary to, (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) pay or prepay interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of any Subordinated Debt except if, as and to the extent permitted by the applicable subordination agreement or subordination provisions governing the subordination of such Subordinated Debt in favor of the Obligations, or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, any Subsidiary may pay dividends or make other distributions to the applicable Borrower.

9.7          Transactions with Affiliates. Except as set forth on Schedule 9.7, no Borrower shall, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of any Borrower other than (i) programs relating to the Capital Securities of IntriCon established for the employees, officers and/or directors of Borrowers and their Subsidiaries which are approved by IntriCon’s board of directors and fully disclosed to the Bank, (ii) payment of salaries, bonuses and other compensation to the employees, directors and officers of Borrowers and their Subsidiaries in the ordinary course of business consistent with past practices, (iii) loans and advances to employees and officers in an aggregate principal amount of $25,000 outstanding at any one time, (iv) in the case of IntriCon, director fees in an aggregate amount not to exceed $200,000 in any fiscal year and (v) any other transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of any such Borrower and upon fair and reasonable terms which are fully disclosed to the Bank and are no less favorable to such Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of such Borrower. Notwithstanding anything to the contrary contained in this Section or otherwise in this Agreement or any other Loan Document, nothing contained herein or therein shall be deemed to prohibit Borrowers from accepting collections from the Account Debtors of its non-Borrower Foreign Subsidiaries and remitting such collections (but only such collections) to such non-Borrower Foreign Subsidiaries for the purposes of facilitating payment by and collection from such Account Debtors obligated to such non-Borrower Foreign Subsidiaries, which transactions shall be reflected on the books and records of Borrowers and their Subsidiaries as the creation of intercompany Accounts owing from Borrowers to the applicable non-Borrower Foreign Subsidiaries and the subsequent satisfaction and payment of such intercompany Accounts, all in the ordinary course of business consistent with the past practices of Borrowers and their non-Borrower Foreign Subsidiaries with respect to such matters.

9.8          Unconditional Purchase Obligations. No Borrower shall and shall not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

9.9          Cancellation of Debt. No Borrower shall and shall not permit any Subsidiary to, cancel any claim or debt owing to it, except for (i) trade or volume discount, allowance, discount, rebate or adjustment granted to Account Debtors in the ordinary course of such Borrower’s business consistent with past practices and (ii) other cancellations for reasonable consideration or in the ordinary course of business.

9.10        Inconsistent Agreements. No Borrower shall and shall not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by any Borrower hereunder or by the performance by any Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Borrower or any Subsidiary from granting to the Bank a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to any Borrower or any other Subsidiary, or pay any Debt owed to any Borrower or any other Subsidiary, (ii) make loans or advances to any Borrower or any other Subsidiary, or (iii) transfer any of its assets or properties to any Borrower or any other Subsidiary, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (C) customary provisions in leases and other contracts restricting the assignment thereof, and (D) customary restrictions and conditions with respect to any Foreign Subsidiary or its assets contained in agreements relating to Debt incurred by such Foreign Subsidiary.

9.11        Use of Proceeds. Neither the Borrowers nor any of their respective Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans or Letters of Credit, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of the Bank.

9.12        Bank Accounts. No Borrower shall establish any new Deposit Accounts or other bank accounts, other than Deposit Accounts or other bank accounts established at or with the Bank, without the prior written consent of the Bank; provided, however, that the Borrowers may maintain Deposit Accounts or other bank accounts without the prior written consent of the Bank and without obtaining control agreement therefor so long as the aggregate amount maintained in such accounts does not exceed $70,000 at any time.

9.13        Business Activities; Change of Legal Status and Organizational Documents. No Borrower shall and shall not permit any Subsidiary to, (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, or its jurisdiction of organization without giving at least sixty (60) days prior notice of such change to the Bank, or (c) permit its charter, bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Bank. Notwithstanding anything to the contrary in this Section 9.13, I-Management may be dissolved or merged with and into Inc., in either case, in accordance with Section 8.2 of this Agreement.

9.14        Modification of Applicable Agreements. Promptly upon execution thereof, each Borrower will deliver to the Bank a true and correct copy of any and all amendments, restatements, replacements, extensions, supplements or other modifications of any Applicable Agreement, provided, however, each Borrower agrees that it will not amend, restate, replace, extend, supplement or otherwise modify any of the Applicable Agreements set forth on Schedule 9.14 in any way which could reasonably be expected to materially adversely affect the interests of the Bank without providing prior written notice of the same to the Bank. Other than as set forth on Schedule 9.14, as of the date hereof, no Borrower is a party to any Applicable Agreement.

9.15        Amendments to Acquisition Agreement. Each Borrower covenants that it will not enter into any material amendment or modification of, or waive, or consent to any waiver of, any of the material provisions of, the Acquisition Agreement or any other Acquisition Document without the consent of the Bank, not to be unreasonably withheld or delayed.

9.16        Payments on and Changes to Subordinated Debt.

(a)          Payments on Subordinated Debt. Each Borrower covenants that it will not (i) make any payment (including any principal, premium, interest, fee or charge) with respect to any Subordinated Debt except, in each instance, to the extent, and in the manner, expressly permitted by the Selling Shareholder Subordination Agreement or other subordination agreement relating to such Subordinated Debt, or (ii) repurchase, redeem, defease, acquire or reacquire for value any of the Subordinated Debt.

(b)          Changes to Subordinated Debt Terms or Documents. Each Borrower covenants that it will not seek, agree to or permit, directly or indirectly, the amendment, waiver or other change to (i) any of the pricing or payment terms (including, principal, interest or premium provisions) of or applicable to, or the provisions governing the priority of or security for the payment and performance of the obligations under or applicable to, or acceleration, termination, or default provisions of or applicable to, the Subordinated Debt or any of the Subordinated Debt Documents other than amendments or other changes to pricing or payment terms, or acceleration, termination or default provisions, that are more favorable to Borrowers than such terms or provisions prior to giving effect to such amendment or change, or (ii) any other material term of or applicable to any of the Subordinated Debt Documents. For purposes of this Section 9.16,

“material” means any modification, waiver, or amendment of the Subordinated Debt or any of the Subordinated Debt Documents, which, in the judgment of Bank exercised in a commercially reasonable manner, could (a) adversely affect any of Bank’s rights or remedies under the Loan Documents, the value of the Collateral, or Bank’s security interest in or other Lien on the Collateral (including the priority of Bank’s interests) or (b) create or result in an Event of Default.

Section 10.              FINANCIAL COVENANTS.

10.1          Minimum EBITDA. As of March 31, 2017, the Borrowers’ consolidated EBITDA for the period of twelve (12) consecutive calendar months then-ended shall not be less than $1,200,000.

10.2          Funded Debt to EBITDA. As of each of the measurement dates set forth in the chart below, the Borrowers and their respective consolidated Subsidiaries shall maintain a ratio of: (a) consolidated Funded Debt as of such date, minus the aggregate collected cash balance in Deposit Accounts of the Borrowers maintained with the Bank as of such date; to (b) consolidated EBITDA (the “Leverage Ratio”) for the period of twelve (12) consecutive calendar months then-ended of not greater than the amount set forth opposite such measurement date in the chart below:

Measurement Date	Maximum Leverage Ratio
June 30, 2017	4.75 to 1.00
September 30, 2017	3.00 to 1.00
December 31, 2017 and the last day of each calendar quarter ending thereafter	2.50 to 1.00

10.3          Fixed Charge Coverage. As of each of the measurement dates set forth in the chart below, for the period of twelve (12) consecutive calendar months then-ended, the Borrowers and their respective consolidated Subsidiaries shall maintain a ratio (the “Fixed Charge Coverage Ratio”) of: (a) the total of consolidated EBITDA for such period, minus the sum of all income taxes paid in cash by the Borrowers on a consolidated basis, minus all Capital Expenditures of the Borrowers made during such period which are not financed with Funded Debt, minus that portion of the aggregate cash payments made by the applicable Borrower(s) in respect of the Subject Agreements and Applicable Agreements during such period that was not deducted as an expense in arriving at Net Income for such period, minus, to the extent not deducted as an expense or loss in arriving at EBITDA for such period, cash paid following the date of the Seventh Amendment to this Agreement in respect of capital calls related to any of Borrowers’ joint venture or minority interest Investments permitted under Section 9.3(g); to (b) the sum for such period of (i) Interest Charges paid in cash, plus (ii) (A) regularly scheduled payments made (and, without duplication, payments required to be made) in respect of principal of Funded Debt (including the Term Loan and the CapEx Loans, but excluding (I) the Revolving Loans and (II) the payoff of the HHE Seller Note on the date of the Eleventh Amendment) and (B) a payment of $250,000 assumed to have been made with respect to the Term Loan on March 31, 2015 (notwithstanding that no such payment is required to be made on such date), plus (iii) all cash dividends and distributions paid or declared in respect of Capital Securities of the Borrowers, of not less than the amount set forth opposite such measurement date in the chart below:

Measurement Date	Minimum Fixed Charge Coverage Ratio
June 30, 2017	1.05 to 1.00
September 30, 2017	1.25 to 1.00
December 31, 2017 and the last day of each calendar quarter ending thereafter	1.25 to 1.00

10.4          Capital Expenditures. The Borrowers shall not incur Capital Expenditures in an amount greater than (a) $4,500,000 in the aggregate in the fiscal year ending December 31, 2017, or (b) $5,500,000 in the aggregate in the fiscal year ending December 31, 2018 or in any fiscal year thereafter.

Section 11.             EVENTS OF DEFAULT.

The Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”).

11.1          Nonpayment of Obligations. Any amount due and owing on any Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due.

11.2          Misrepresentation. Any written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents shall be false in any material respect when made (or deemed made pursuant to Section 3.5), or if any financial data or any other information now or hereafter furnished to the Bank by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

11.3          Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of twenty days (20) days after the Borrowing Agent receives notice or knowledge from any source of such failure to perform or default in performance, or in the other Loan Documents and, if capable of being cured, such failure to perform or default in performance continues for a period of twenty (20) days after the Borrowing Agent receives notice or knowledge from any source of such failure to perform or default in performance; provided that, in either such case, if Borrowers have promptly commenced appropriate actions to cure such default during such twenty (20) day period and have diligently pursued such actions but are not able to complete such cure within such twenty (20) days through no fault of their own, such period shall be extended by an additional ten (10) days; and provided further, that failure by any Borrower to comply with Section 8.24 hereof shall not be subject to the foregoing twenty (20)-day cure period or additional ten (10)-day cure period.

11.4          Subordinated Debt Default. (i) There occurs a Subordinated Debt Default, (ii) the Selling Shareholder Subordination Agreement is terminated or ceases, for any reason, to be in full and effect, or (iii) the Selling Shareholder attempts to limit or terminate or revoke his obligations under the Selling Shareholder Subordination Agreement.

11.5          Default under Other Debt. Any default by any Obligor in the payment of any Debt for any other obligation with an outstanding principal balance of $50,000 or more beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

11.6          Default under Applicable Agreement. There occurs a material breach by any Borrower under any Applicable Agreement, the result of which breach is the suspension of the other parties’ performance thereunder, the delivery of a notice of acceleration, or the termination of such Applicable Agreement.

11.7          Bankruptcy, Insolvency, etc. Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any decree or order for relief in respect of any Obligor is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect, of any jurisdiction; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for sixty (60) days; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

11.8          Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process for the amount in excess of $50,000 against any Borrower or any other Obligor which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.

11.9          Divestitures. Any order, judgment or decree is entered in any proceedings against the any Obligor decreeing a split-up of such Obligor which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary of any Obligor whose assets represent a substantial part, of the consolidated assets of the such Obligor and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the Net Income of any Obligor and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

11.10        Change in Control. The occurrence of any Change in Control.

11.11        Collateral Impairment. Any event shall occur, whether or not insured or insurable, as a result of which (a) the Borrowing Base is reduced during any month by more than fifteen percent (15%) other than as a result of sales of Inventory and collections of Accounts in the ordinary course, (b) Contingent Liabilities are incurred by the Borrowers on a consolidated basis in excess of $1,000,000 which would be required to be reflected in the footnotes or a balance sheet prepared in accordance with generally accepted accounting principles, consistently applied and could reasonably be expected to become actual liabilities of one or more of the Borrowers, excluding, however, Contingent Liabilities arising from pending litigation, arbitration proceedings or governmental investigations or proceedings that have not resulted in a final judgment, decree, levy, attachment, garnishment or other process that would constitute an Event of Default under Section 11.8, (c) operations of any Borrower are suspended or terminated for twenty (20) days or more at any facility of any Borrower generating more than twenty percent (20%) of such Borrower’s consolidated revenues for the preceding fiscal year; or (d) any customer or group of customers representing more than twenty (20%) of any Borrower’s consolidated revenues for the preceding fiscal year terminate or suspend purchases of Inventory from such Borrower.

11.12       Material Adverse Effect. Any event shall occur that the Bank determines (which determination shall be conclusive) could reasonably be expected to have a Material Adverse Effect.

11.13       Employee Plan. A contribution failure occurs with respect to any Employee Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

Section 12.             REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence and during the continuance of an Event of Default, declare its commitments to the Borrowers to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of the Bank to the Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. Each Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any of the Borrowers or of any of the other Obligors or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing, upon the occurrence and during the continuation of any Event of Default:

12.1          Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store and conduct a sale of the same in any Borrower’s premises without cost to the Bank. At the Bank’s request, the applicable Borrower will, at such Borrower’s sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and such Borrower.

12.2          Sale of Collateral. The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. Each Borrower acknowledges that the Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Each Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrowers. The Borrowers shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least ten (10) calendar days before the date of such disposition. Each Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Each Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Bank shall deem appropriate. Each Borrower expressly absolves the Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

12.3          Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrowers (or any of them), for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrowers (or any of them) or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

12.4          UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. Each Borrowers, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

12.5          Additional Remedies. The Bank shall have the right and power to:

(a)       instruct the Borrowers (or any of them), at such Borrower’s own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)       enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)       take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)       extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e)       grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

(f)       transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank’s nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)       vote the Collateral;

(h)       make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of any Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, any Borrower, any guarantor or other Person liable to the Bank for the Obligations;

(i)       at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank’s rights hereunder, under any Note or under any of the other Obligations;

(j)       to the extent that Bank deems it impracticable to effect a public sale of all or any part of the Pledged Equity Interests, Bank may elect to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Bank shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. To the extent not specified by applicable law, the parties agree that ten (10) days shall constitute a “commercially reasonable amount of time” for purpose of this subsection (j); and

(k)       to vote for a board resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity Interests into the name of Bank or into the name of any transferee to whom the Pledged Equity Interests or any part thereof may be sold pursuant to this Section 12.

Each Borrower agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law made in good faith, and not constituting gross negligence or intentional misconduct, with respect to actions taken in connection with the Collateral or the administration or enforcement of this Agreement.

12.6          Attorney-in-Fact. Each Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as such Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in such Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including endorsing such Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of such Borrower, changing the address of such Borrower to that of the Bank, opening all envelopes addressed to such Borrower and applying any payments contained therein to the Obligations; provided that all such powers (other than the powers to (1) endorse Borrowers’ names to checks, drafts, instruments and other items of payment, and proceeds of the Collateral received by the Bank, (2) opening mail received into any Lockbox established under Section 6.8 and (3) applying all proceeds of Collateral received by the Bank (including any such proceeds enclosed with the mail opened under the preceding clause (2)) to the Obligations, which powers the Bank may exercise at any time) shall be exercisable by the Bank only after either (x) a request for the applicable Borrower(s) to take such actions and the failure by Borrowers to take such actions within five (5) days of such request or (y) the occurrence and during the continuance of an Event of Default. Each Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Each Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

12.7          No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.

12.8          Application of Proceeds. The Bank will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. After the occurrence and during the continuance of an Event of Default, the Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon each Borrower. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 13 hereof.

12.9          No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each Borrower agrees that in the event that such Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.10          Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 12, the Borrowers shall at such time deposit in a cash collateral account opened by the Bank an amount equal to the Letter of Credit Obligations then outstanding. Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the Obligations, in such order of application as the Bank may, in its sole discretion, from time to time elect. After Final Payment has been made and the Revolving Loan Commitment and Letter of Credit Commitment have been terminated, the balance, if any, in such cash collateral account shall be returned to the Borrowers or such other Person as may be lawfully entitled thereto.

12.11          Voting Rights in Respect of the Pledged Equity Interests. So long as no Event of Default shall have occurred and be continuing and the Bank shall not have given notice to Borrowers that it is exercising its rights under this Section 12.11, to the extent permitted by law, IntriCon may exercise any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement. Upon the occurrence and during the continuance of an Event of Default and notice from the Bank to Borrowers that it is exercising its rights under this Section 12.11, all rights of IntriCon to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section 12.11 shall cease and all such rights shall thereupon become vested in the Bank which shall then have the sole right to exercise such voting and other consensual rights.

12.12      Distribution Rights in Respect of the Pledged Equity Interests.

(a)          So long as no Event of Default shall have occurred and be continuing and the Bank shall not have given notice to Borrowers that it is exercising its rights under this Section 12.12, and subject to Section 6.12(c) hereof, IntriCon may receive and retain any and all distributions or interest paid in respect of the Pledged Equity Interests.

(b)          Upon the occurrence and during the continuance of an Event of Default and after notice from the Bank to Borrowers that it is exercising its rights under this Section 12.12:

(i)       all rights of IntriCon to receive the distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (a) of this Section 12.12 shall cease and all such rights shall thereupon be vested in Bank which shall then have the sole right to receive and hold as additional Collateral such dividends and interest payments; and

(ii)       all distributions and interest payments which are received by IntriCon contrary to the provisions of paragraph (ii) of this clause shall be received in trust for the benefit of Bank, shall be segregated from other property or funds of IntriCon, and shall be forthwith paid over to Bank as additional Collateral in the exact form received, to be held by Bank as additional Collateral and as further collateral security for the Obligations.

Section 13.            MISCELLANEOUS.

13.1        Obligations Absolute. None of the following shall affect the Obligations of any Borrower to the Bank under this Agreement or the Bank’s rights with respect to the Collateral:

(a)       acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

(b)       release by the Bank of any of the Borrowers or any of the other Obligors or of all or any part of the Collateral (other than with respect to the Obligor or Collateral so released);

(c)       release, extension, renewal, modification or substitution by the Bank of any Note, or any note evidencing any of the Obligations, or the compromise of the liability of any Borrower or any other Obligor; or

(d)       failure of the Bank to resort to any other security or to pursue Borrowers (or any of them) or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

13.2        Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against each Borrower and the Bank in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of each Borrower and the Bank. No promises, either expressed or implied, exist between any Borrower and the Bank, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Bank, the Borrowers and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Bank merely because of the Bank’s involvement in their preparation.

13.3          Amendments; Waivers. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.4          WAIVER OF DEFENSES. EACH BORROWER, ON BEHALF OF ITSELF AND ANY OTHER OBLIGOR, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE SUCH BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT. PROVIDED THE BANK ACTS IN GOOD FAITH, EACH BORROWER RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

13.5          FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MINNESOTA, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA, AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID AND RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MINNESOTA. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.6          WAIVER OF JURY TRIAL. THE BANK AND EACH BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT

TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND EACH BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWERS.

13.7          Assignability. The Bank may at any time assign the Bank’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Bank’s rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral; provided, however, that so long as no Event of Default has occurred and is continuing, the Bank shall not make any such assignment other than to an Affiliate of the Bank without the prior written of the Borrowers, such consent not to be unreasonably withheld, conditioned or delayed. In addition, the Bank may at any time sell one or more participations in the Loans and/or other Obligations. No Borrower may sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and each Borrower and their respective legal representatives and successors. All references herein to the Borrowers or Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the terms “Borrower” or “Borrowers” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

13.8          Confirmations. Each Borrower and the Bank agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans and/or other Obligations then outstanding under such Note.

13.9          Confidentiality. The Bank agrees to use commercially reasonable efforts (equivalent to the efforts the Bank applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by any Borrower, including all information designated as confidential, except that the Bank may disclose such information (a) to Persons employed or engaged by the Bank in evaluating, approving, structuring or administering the Loans and/or Letters of Credit; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or as reasonably believed by the Bank to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Bank’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Bank is a party; (f) to any nationally recognized rating agency that requires access to information about the Bank’s investment portfolio in connection with ratings issued with respect to the Bank; (g) to any Affiliate of the Bank who may provide Bank Products to any Borrower or any Subsidiary of any Borrower, or (h) that ceases to be confidential through no fault of the Bank.

13.10        Binding Effect. This Agreement shall become effective upon execution by each Borrower and the Bank. If this Agreement is not dated or contains any blanks when executed by the

Borrowers, the Bank is hereby authorized, without notice to the Borrowers, to date this Agreement as of the date when it was executed by the Borrowers, and to complete any such blanks according to the terms upon which this Agreement is executed.

13.11          Governing Law. This Agreement, the Loan Documents and any Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Minnesota (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

13.12         Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.13         Survival of Borrowers’ Representations. All covenants, agreements, representations and warranties made by each Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as the Borrowers have fulfilled all of their Obligations to the Bank, and the Bank has been indefeasibly paid in full in cash. The Bank, in extending financial accommodations to the Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

13.14        Extensions of Bank’s Commitment. This Agreement shall secure and govern the terms of (i) any extensions or renewals of the Bank’s commitment hereunder, and (ii) any replacement note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion in substitution for any Note.

13.15        Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by each Borrower of each covenant, agreement, provision and term of this Agreement.

13.16        Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Bank shall deemed to be originals thereof.

13.17          Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

To any Borrower:	IntriCon Corporation 1260 Red Fox Road Arden Hills, MN 55112 Attention: Scott Longval

With a copy to:	Blank Rome LLP One Logan Square 130 North 18th Street Philadelphia, PA 19103 Attention: Francis E. Dehel

To the Bank:	CIBC Bank USA 50 South 6th Street, Suite 1400 Minneapolis, MN 55402 Attention: Leanne Manning

With copy to:	Briggs and Morgan, P.A. 2200 IDS Center 80 South Eighth Street Minneapolis, MN 55402-2157 Attention: Michael Gordon

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on the Borrowers (or any of them) in any case where such notice or demand is not expressly required hereunder shall entitle the Borrowers (or any of them) to any other or further notice or demand in similar or other circumstances.

13.18          Release of Claims Against Bank. In consideration of the Bank making the Loans and issuing the Letters of Credit, each Borrower and all other Obligors do each hereby release and discharge the Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Bank from the date of their respective first contact with the Bank until the date of this Loan Agreement, including any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Bank. Each Borrower and all other Obligors confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Loan Documents and do each acknowledge and agree that the Bank is relying upon this release in extending the Loans and issuing the Letters of Credit to the Borrowers.

13.19          Costs, Fees and Expenses. Subject to any express limitations otherwise set forth in this Agreement or any other Loan Document, the Borrowers jointly and severally agree to pay or reimburse the Bank for all reasonable costs, fees and expenses incurred by the Bank or for which the Bank becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including reasonable consultants’ fees and attorneys’ fees and time charges of counsel to the Bank, which shall also include attorneys’ fees and time charges of attorneys who may be employees of the Bank or any Affiliate of the Bank, plus costs and expenses of such attorneys or of the Bank; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan

Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, the Borrowers jointly and severally agree to pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, any Note and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Borrowers to the Bank pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be jointly and severally payable by the Borrowers to the Bank on demand. If at any time or times hereafter the Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Bank, the Borrowers (or any of them), or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or any Borrower’s business or affairs, or (iii) to enforce any rights of the Bank against the Borrowers (or any of them) or any other Person that may be obligated to the Bank by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Bank’s rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Bank in any manner or way with respect to the foregoing, shall be part of the Obligations, jointly and severally payable by the Borrowers to the Bank on demand.

13.20          Indemnification. Each Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of any Indemnified Party), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loans and/or Letters of Credit, the use or intended use of the proceeds of the Loans and/or Letters of Credit, the enforcement of the Bank’s rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between the Borrowers (or any of them) and the Bank; provided, however, that no Borrower shall have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, each Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrowers, shall be added to the Obligations of the Borrowers and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

13.21      Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Bank of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Bank is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Bank is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Bank, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

13.22      Customer Identification - USA Patriot Act Notice. The Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Bank’s policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies each Borrower, which information includes the name and address of each Borrower and such other information that will allow the Bank to identify the Borrowers in accordance with the Act.

13.23      Release of Collateral, etc.

(a)          Upon (i) Final Payment and (ii) termination of the Revolving Loan Commitment and the Letter of Credit Commitment, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Bank and Borrowers hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of Borrowers following any such termination, Bank shall deliver to Borrowers any Collateral held by Bank hereunder, and execute and deliver to Borrowers such documents as Borrowers shall reasonably request to evidence such termination.

(b)          If any of the Collateral shall be sold, transferred or otherwise disposed of by any Borrower in a transaction permitted hereunder, then Bank, at the request and sole expense of Borrowers, shall execute and deliver to Borrowers all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c)          The foregoing provisions of this Section 13.23 are expressly subject to the terms of Section 13.21 above.

[Remainder of page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the Borrowers and the Bank have executed this Loan and Security Agreement as of the date first above written.

BORROWER
AND BORROWING AGENT:	INTRICON CORPORATION,
a Pennsylvania corporation

By:
Name: Scott Longval
Title: Chief Financial Officer

Address for notices:

1260 Red Fox Road
Arden Hills, MN 55112
Attention: Scott Longval
Telephone: 651.636.9770
Facsimile: 651.636.9503

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

BORROWER:	INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation

By:
Name: Scott Longval
Title: Chief Financial Officer

Address for notices:

1260 Red Fox Road
Arden Hills, MN 55112
Attention: Scott Longval
Telephone: 651.636.9770
Facsimile: 651.636.9503

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

BORROWER:

I-MANAGEMENT, LLC,
a Minnesota limited liability company
By:
Name:
Title:

Address for notices:
1260 Red Fox Road
Arden Hills, MN 55112
Attention: Scott Longval
Telephone: 651.636.9770
Facsimile: 651.636.9503

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

BORROWER:

HEARING HELP EXPRESS, INC., an Illinois corporation

By:
Name:
Title:

Address for notices:
1260 Red Fox Road
Arden Hills, MN 55112
Attention: Scott Longval
Telephone: 651.636.9770
Facsimile: 651.636.9503

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

BANK:	CIBC BANK USA (Successor by merger to
THE PRIVATEBANK AND TRUST COMPANY),
an Illinois banking corporation

By:
Name: Seth Hove
Title: Officer

Address for notices:

CIBC Bank USA
50 South 6th Street, Suite 1400
Minneapolis, MN 55402
Attn: Leanne Manning
Fax: (612) 605-6193

SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

EXHIBIT B

TO ELEVENTH AMENDMENT

Restated Schedules to Loan and Security Agreement

(see attached)

EXHIBIT C

TO ELEVENTH AMENDMENT

Irrevocable ASSIGNMENT IN BLANK

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ______________________________________________ the following capital stock of _____________________________, a __________________ corporation:

No. of Capital Stock                                                                   Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this assignment shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the articles of organization or operating agreement of the subject corporation, to the extent they may from time to time exist.

INTRICON, INC.

By:
Name: Scott Longval
Title: Chief Financial Officer

EXHIBIT D

TO ELEVENTH AMENDMENT

List of Closing Documents

(see attached)